EXHIBIT (10)-57

--------------------------------------------------------------------------------

                             PARTICIPATION AGREEMENT

                          Dated as of December 27, 2001

                                      among


                        HEALTHSOUTH MEDICAL CENTER, INC.,
                  as the Construction Agent and as the Lessee,

                            HEALTHSOUTH CORPORATION,
                                as the Guarantor

                       State Street Bank and Trust Company
                      of connecticut, national association,
              not individually, except as expressly stated herein,
         but solely as Owner Trustee for Digital Hospital Trust 2001-1,


       THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE PARTIES
                    HERETO FROM TIME TO TIME, as the Holders,


       THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE PARTIES
                    HERETO FROM TIME TO TIME, as the Lenders,

                                       and


                           FIRST UNION NATIONAL BANK,
                          as the Agent for the Lenders
                     and respecting the Security Documents,
                      as the Agent for the Secured Parties

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
SECTION 1.  THE LOANS.............................................................................................1

SECTION 2.  HOLDER ADVANCES.......................................................................................2

SECTION 3.  SUMMARY OF TRANSACTIONS...............................................................................2
         3.1.     Operative Agreements............................................................................2
         3.2.     Property Purchase...............................................................................2
         3.3.     Construction of Improvements; Commencement of Basic Rent........................................3
         3.4.     Ratable Interests of the Holders and the Lenders................................................3

SECTION 4.  THE CLOSINGS..........................................................................................3
         4.1.     Initial Closing Date............................................................................3
         4.2.     Initial Closing Date; Property Closing Dates; Acquisition Advances; Construction Advances.......3

SECTION 5.  FUNDING OF ADVANCES; CONDITIONS PRECEDENT; REPORTING REQUIREMENTS ON COMPLETION DATE; THE LESSEE'S
DELIVERY OF NOTICES; RESTRICTIONS ON LIENS........................................................................4
         5.1.     General.........................................................................................4
         5.2.     Procedures for Funding..........................................................................4
         5.3.     Conditions Precedent for  the Lessor, the Agent, the Lenders and the Holders Relating to the
                  Initial Closing Date and the Advance of Funds for the Acquisition of a Property.................6
         5.4.     Conditions Precedent for the Lessor, the Agent, the Lenders and the Holders Relating to the
                  Advance of Funds after the Acquisition Advance.................................................12
         5.5.     Additional Reporting and Delivery Requirements on Completion Date and on Construction Period
                  Termination Date...............................................................................13
         5.6.     The Construction Agent Delivery of Construction Budget Modifications...........................14
         5.7.     Restrictions on Liens..........................................................................14
         5.8.     [Intentionally Omitted]........................................................................14
         5.9.     Maintenance of the Lessee as a Wholly-Owned Entity.............................................14
         5.10.    Payments.......................................................................................15
         5.11.    Cash Collateral Account........................................................................15
         5.12.    [Intentionally Omitted]........................................................................16
         5.13.    Special Provision Regarding Renewal Term.......................................................16
         5.14.    Special Provision Regarding Mortgage Tax.......................................................16
         5.15.    Availability of Advances for Lessee and Construction Agent Obligations.........................16
         5.16.    Construction of Transaction....................................................................16
         5.17.    Payment of Ground Lease Rent...................................................................16
         5.18.    Force Majeure..................................................................................17
         5.19.    Accrual of Interest and Holder Yield Regarding Excluded Costs..................................18

SECTION 6.  REPRESENTATIONS AND WARRANTIES.......................................................................18
         6.1.     Representations and Warranties of the Borrower.................................................18
         6.2.     Representations and Warranties of Each Credit Party............................................21

SECTION 6B.  GUARANTY............................................................................................27
         6B.1.    Guaranty of Payment and Performance............................................................27
         6B.2.    Obligations Unconditional......................................................................27
         6B.3.    Modifications..................................................................................28
         6B.4.    Waiver of Rights...............................................................................29
         6B.5.    Reinstatement..................................................................................29
         6B.6.    Remedies.......................................................................................29
         6B.7.    Limitation of Guaranty.........................................................................30

SECTION 7. PAYMENT OF CERTAIN EXPENSES...........................................................................30
         7.1.     Transaction Expenses...........................................................................30
         7.2.     Brokers' Fees..................................................................................31
         7.3.     Certain Fees and Expenses......................................................................31
         7.4.     Unused Fee.....................................................................................32
         7.5.     Administrative Fee.............................................................................32
         7.6.     Upfront Fee....................................................................................32
         7.7.     Structuring Fee................................................................................33

SECTION 8.  OTHER COVENANTS AND AGREEMENTS.......................................................................33
         8.1.     Cooperation with the Construction Agent or the Lessee..........................................33
         8.2.     Covenants of the Owner Trustee and the Holders.................................................33
         8.3.     Credit Party Covenants, Consent and Acknowledgment.............................................35
         8.4.     Sharing of Certain Payments....................................................................39
         8.5.     Grant of Easements, etc........................................................................39
         8.6.     Appointment by the Agent, the Lenders, the Holders and the Owner Trustee.......................39
         8.7.     Collection and Allocation of Payments and Other Amounts........................................40
         8.8.     Release of Properties, etc.....................................................................43

SECTION 9.  CREDIT AGREEMENT AND TRUST AGREEMENT.................................................................44
         9.1.     The Construction Agent's and the Lessee's Credit Agreement Rights..............................44
         9.2.     The Construction Agent's and the Lessee's Trust Agreement Rights...............................44

SECTION 10.  TRANSFER OF INTEREST................................................................................45
         10.1.    Restrictions on Transfer.......................................................................45
         10.2.    Effect of Transfer.............................................................................46

SECTION 11.  INDEMNIFICATION.....................................................................................46
         11.1.    General Indemnity..............................................................................46
         11.2.    General Tax Indemnity..........................................................................49
         11.3.    Increased Costs, Illegality, etc...............................................................53
         11.4.    Funding/Contribution Indemnity.................................................................54
         11.5.    EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY, ETC.........................55
         11.6.    Additional Provisions Regarding Environmental Indemnification..................................56
         11.7.    Indemnity Prior to Completion Date.............................................................56

SECTION 12.  MISCELLANEOUS.......................................................................................56
         12.1.    Survival of Agreements.........................................................................56
         12.2.    Notices........................................................................................57
         12.3.    Counterparts...................................................................................59
         12.4.    Terminations, Amendments, Waivers, Etc.; Unanimous Vote Matters................................59
         12.5.    Headings, etc..................................................................................61
         12.6.    Parties in Interest............................................................................61
         12.7.    GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE.........................61
         12.8.    Severability...................................................................................62
         12.9.    Liability Limited..............................................................................62
         12.10.   Rights of the Credit Parties...................................................................63
         12.11.   Further Assurances.............................................................................64
         12.12.   Calculations under Operative Agreements........................................................64
         12.13.   Confidentiality................................................................................64
         12.14.   Financial Reporting/Tax Characterization.......................................................66
         12.15.   Set-off........................................................................................66

NATIONAL ASSOCIATION................................................................ERROR! BOOKMARK NOT DEFINED.

EXHIBITS

A - Form of Requisition - Sections 4.2, 5.2, 5.3 and 5.4

B - Form of Outside Counsel Opinion for the Lessee - Section 5.3(j)

C - Form of Officer's Certificate - Section 5.3(z)

D- Form of Secretary's Certificate - Section 5.3(aa)

E - Form of Officer's Certificate - Section 5.3(cc)

F - Form of Secretary's Certificate - Section 5.3(dd)

G - Form of Outside Counsel Opinion for the Owner Trustee - Section 5.3(ee)

H - Form of Outside Counsel Opinion for the Lessee - Section 5.3(ff)

I - Form of Officer's Certificate - Section 5.5

J - [Intentionally Omitted]

K -Description of Material Litigation - Section 6.2(d)

L - Form of Cash Collateral Agreement - Section 5.11

M - Form of Control Agreement - Section 5.11


Appendix A - Rules of Usage and Definitions

                             PARTICIPATION AGREEMENT


         THIS PARTICIPATION AGREEMENT dated as of December 27, 2001 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Agreement") is by and among HEALTHSOUTH MEDICAL CENTER, INC., an Alabama corporation (the "Lessee" or the "Construction Agent"); HEALTHSOUTH CORPORATION, a Delaware corporation (the "Guarantor"); State Street Bank and Trust Company OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not individually (in its individual capacity, the "Trust Company"), except as expressly stated herein, but solely as Owner Trustee for Digital Hospital Trust 2001-1 (the "Owner Trustee", the "Borrower" or the "Lessor"); the various banks and other lending institutions which are parties hereto from time to time as holders of certificates issued with respect to the Digital Hospital Trust 2001-1 (subject to the definition of Holders in Appendix A hereto, individually, a "Holder" and collectively, the "Holders"); the various banks and other lending institutions which are parties hereto from time to time as lenders (subject to the definition of Lenders in Appendix A hereto, individually, a "Lender" and collectively, the "Lenders"); and FIRST UNION NATIONAL BANK, a national banking association, as the agent for the Lenders and respecting the Security Documents, as the agent for the Secured Parties (in such capacity, the "Agent"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

         In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                              SECTION 1. THE LOANS.

         Subject to the terms and conditions of this Agreement and the other Operative Agreements and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, the Lenders have agreed to make Loans to the Lessor from time to time in an aggregate principal amount of up to the aggregate amount of the Commitments of the Lenders in order for the Lessor to acquire the Properties and certain Improvements, to develop and construct certain Improvements in accordance with the Agency Agreement and the terms and provisions hereof and for the other purposes described herein, and in consideration of the receipt of proceeds of the Loans, the Lessor will issue the Notes. The Loans shall be made and the Notes shall be issued pursuant to the Credit Agreement. Pursuant to Section 5 of this Agreement and Section 2 of the Credit Agreement, the Loans will be made to the Lessor from time to time at the request of the Construction Agent in consideration for the Construction Agent agreeing for the benefit of the Lessor, pursuant to the Agency Agreement, to acquire the Properties, to acquire the Equipment, to construct certain Improvements and to cause the Lessee to lease the Properties, each in accordance with the Agency Agreement and the other Operative Agreements. The Loans and the obligations of the Lessor under the Credit Agreement shall be secured by the Collateral.

                           SECTION 2. HOLDER ADVANCES.

         Subject to the terms and conditions of this Agreement and the other Operative Agreements and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, on each date Advances are requested to be made in accordance with Section 5 hereof, each Holder shall make a Holder Advance in proportion to each such Holder's share of the aggregate Holder Commitments to the Lessor with respect to the Digital Hospital Trust 2001-1 in immediately available funds in an amount equal to three percent (3%) of the amount of the Requested Funds (less the Holder Fees); provided, that no Holder shall be obligated for any Holder Advance in excess of its pro rata share of the Available Holder Commitment; provided, further, with respect to the Holder Fees, each Holder shall make a Holder Advance for Holder Fees in proportion to each such Holder's share of the aggregate Holder Commitments such that the aggregate of all Holder Advances shall be one hundred percent (100%) of the Holder Fees payable on such date. The aggregate amount of Holder Advances shall be up to the aggregate amount of the Holder Commitments. No prepayment or any other payment with respect to any Advance shall be permitted such that the Holder Advance with respect to such Advance is less than three percent (3%) of the outstanding amount of such Advance plus the Holder Fees, except in connection with termination or expiration of the Term or in connection with the exercise of remedies relating to the occurrence of a Lease Event of Default. The representations, warranties, covenants and agreements of the Holders herein and in the other Operative Agreements are several, and not joint or joint and several.


                       SECTION 3. SUMMARY OF TRANSACTIONS.

         3.1.     OPERATIVE AGREEMENTS.
                  --------------------

         On the date hereof, each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, each applicable Ground Lease, the Agency Agreement, the Credit Agreement, the Notes, the Trust Agreement, the Certificates, the Security Agreement, the Cash Collateral Agreement, the Control Agreement, each applicable Mortgage Instrument and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

         3.2.     PROPERTY PURCHASE.
                  -----------------

         On each Property Closing Date and subject to the terms and conditions of this Agreement (a) the Holders will each make a Holder Advance in accordance with Sections 2 and 5 of this Agreement and the terms and provisions of the Trust Agreement, (b) the Lenders will each make Loans in accordance with Sections 1 and 5 of this Agreement and the terms and provisions of the Credit Agreement, (c) the Lessor will purchase and acquire good and marketable title to or ground lease pursuant to a Ground Lease, the applicable Property, each to be within an Approved State, identified by the Construction Agent, in each case pursuant to a Deed, Bill of Sale or Ground Lease, as the case may be, and grant the Agent a lien on such Property by execution of the required Security Documents, (d) the Agent, the Lessee and the Lessor shall execute and deliver a Lease Supplement relating to such Property and (e) the Term shall commence with respect to such Property.

         3.3.     CONSTRUCTION OF IMPROVEMENTS; COMMENCEMENT OF BASIC RENT.
                  --------------------------------------------------------

         Construction Advances will be made with respect to particular Improvements to be constructed and with respect to ongoing Work regarding the Equipment and construction of particular Improvements, in each case, pursuant to the terms and conditions of this Agreement and the Agency Agreement. The Construction Agent will act as a construction agent on behalf of the Lessor respecting the Work regarding the Equipment, the construction of such Improvements and the expenditures of the Construction Advances related to the foregoing. The Construction Agent shall promptly notify the Lessor upon Completion of the Improvements and the Lessee shall commence to pay Basic Rent as of the Rent Commencement Date.

         3.4.     RATABLE INTERESTS OF THE HOLDERS AND THE LENDERS.
                  ------------------------------------------------

         Each Holder and Lender agrees at all times (a) to hold the same ratable portion of the aggregate Lender Commitment for Tranche A Loans, the aggregate Lender Commitment for Tranche B Loans and the aggregate Holder Commitment and
(b) to make advances consistent with such committed amounts referenced in
Section 3.4(a) in accordance with the requirements of the Operative Agreements.


                            SECTION 4. THE CLOSINGS.

         4.1.     INITIAL CLOSING DATE.
                  --------------------

         All documents and instruments required to be delivered on the Initial Closing Date shall be delivered at the offices of Moore & Van Allen, PLLC, Charlotte, North Carolina, or at such other location as may be determined by the Lessor, the Agent and the Lessee.

         4.2.     INITIAL CLOSING DATE; PROPERTY CLOSING DATES; ACQUISITION
                  ---------------------------------------------------------
                  ADVANCES; CONSTRUCTION ADVANCES.
                  --------------------------------

         The Construction Agent shall deliver to the Agent a requisition (a "Requisition"), in the form attached hereto as Exhibit A or in such other form as is satisfactory to the Agent, in its reasonable discretion, in connection with (a) the Transaction Expenses and other fees, expenses and disbursements payable, pursuant to Section 7.1, by the Lessor and (b) each Acquisition Advance pursuant to Section 5.3 and (c) each Construction Advance pursuant to Section 5.4.

        SECTION 5. FUNDING OF ADVANCES; CONDITIONS PRECEDENT; REPORTING
            REQUIREMENTS ON COMPLETION DATE; THE LESSEE'S DELIVERY OF
                         NOTICES; RESTRICTIONS ON LIENS.

         5.1.     GENERAL.
                  -------

                  (a) To the extent funds have been advanced to the Lessor as Loans by the Lenders and to the Lessor as Holder Advances by the Holders, the Lessor will use such funds from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements (i) at the direction of the Construction Agent to acquire the Properties in accordance with the terms of this Agreement, the Agency Agreement and the other Operative Agreements, (ii) to make Advances to the Construction Agent to permit the acquisition, testing, engineering, installation, development, construction, modification, design, and renovation, as applicable, of the Properties (or components thereof) in accordance with the terms of the Agency Agreement and the other Operative Agreements, and (iii) to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Sections 7.1(a) and 7.1(b).

                  (b) In lieu of the payment of interest on the Loans and Holder Yield on the Holder Advances on any Scheduled Interest Payment Date with respect to any Property during the period prior to the Rent Commencement Date with respect to such Property, (i) each Lender's Loan shall automatically be increased by the amount of interest accrued and unpaid on such Loan for such period (except to the extent that at any time such increase would cause such Lender's Loan to exceed such Lender's Available Commitment, in which case the Lessee shall pay such excess amount to such Lender in immediately available funds on the date such Lender's Available Commitment was exceeded), and (ii) each Holder's Holder Advance shall automatically be increased by the amount of Holder Yield accrued and unpaid on such Holder Advance for such period (except to the extent that at any time such increase would cause the Holder Advance of such Holder to exceed such Holder's Available Holder Commitment, in which case the Lessee shall pay such excess amount to such Holder in immediately available funds on the date the Available Holder Commitment of such Holder was exceeded). Such increases in a Lender's Loan and a Holder's Holder Advance shall occur without any disbursement of funds by any Person.

         5.2.     PROCEDURES FOR FUNDING.
                  ----------------------

                  (a) The Construction Agent shall designate the date for Advances hereunder in accordance with the terms and provisions hereof, which in all cases shall be the first day of an Interest Period; provided, however, it is understood and agreed that no more than two
         (2) Advances (excluding any conversion and/or continuation of any Loans or Holder Advances) may be requested during any calendar month. Except as otherwise expressly agreed by the Agent, all Advances shall be made to accounts located outside of the State of Alabama. Not less than (i) three (3) Business Days prior to the Initial Closing Date and (ii) three (3) Business Days prior to the date on which any Acquisition

         Advance or Construction Advance is to be made, the Construction Agent shall deliver to the Agent, (A) with respect to the Initial Closing Date and each Acquisition Advance, a Requisition as described in
         Section 4.2 hereof (including without limitation a legal description of the Land, if any, a schedule of the Improvements, if any, and a schedule of the Equipment, if any, acquired or to be acquired on such date, and a schedule of the Work, if any, to be performed, each of the foregoing in a form reasonably acceptable to the Agent) and (B) with respect to each Construction Advance, a Requisition identifying (among other things) the Property to which such Construction Advance relates.

                  (b) Each Requisition shall: (i) be irrevocable, (ii) request funds in an amount that is not in excess of the total aggregate of the Available Commitments plus the Available Holder Commitments at such time, and (iii) request that the Holders make Holder Advances and that the Lenders make Loans to the Lessor for the payment of Transaction Expenses, Property Acquisition Costs (in the case of an Acquisition Advance) or other Property Costs (in the case of a Construction Advance) that have previously been incurred or are to be incurred on the date of such Advance to the extent such were not subject to a prior Requisition, in each case as specified in the Requisition.

                  (c) Subject to the satisfaction of the conditions precedent set forth in Sections 5.3 or 5.4, as applicable, on each Property Closing Date or the date on which the Construction Advance is to be made and with respect to the Requested Funds, including without limitation Holder Fees specified in any Requisition, as applicable, (i) each Lender shall make Loans to the Lessor in an amount equal to such Lender's proportionate share of ninety-seven percent (97%) of the Requested Funds (less Holder Fees) and (ii) each Holder shall make a Holder Advance to the Lessor in an amount equal to such Holder's proportionate share of the sum of three percent (3%) of the Requested Funds plus such Holder's proportionate share of the Holder Fees set forth in such Requisition. The Tranche A Lenders shall make Loans to the Lessor in proportion to such Tranche A Lender's share of the aggregate Tranche A Commitments of eighty-five percent (85%) of the Requested Funds (less the Holder Fees); the Tranche B Lenders shall make Loans to the Lessor in proportion to such Tranche B Lender's share of the aggregate Tranche B Commitments of twelve percent (12%) of the Requested Funds (less the Holder Fees), up to an aggregate principal amount equal to the aggregate of the Available Commitments; and each Holder shall make a Holder Advance in proportion to such Holder's share of the aggregate Holder Commitments of three percent (3%) of the Requested Funds (less the Holder Fees) plus such Holder's share of the Holder Fees specified in such Requisition, up to the aggregate advanced amount equal to the aggregate of the Available Holder Commitments. The total amount of such Loans and Holder Advances made on such date shall
         (x) be used by the Lessor to pay Property Costs including Transaction Expenses within three (3) Business Days of the receipt by the Lessor of such Advance or (y) be advanced by the Lessor on the date of such Advance to the Construction Agent or the Lessee to pay Property Costs, as applicable. Notwithstanding that the Operative Agreements state that Advances shall be directed to the Lessor, each Advance shall in fact be directed to the Construction Agent (for the benefit of the Lessor) and applied by the Construction Agent (for the benefit of the Lessor) pursuant to the requirements imposed on the Lessor under the Operative Agreements.

                  (d) With respect to an Advance obtained by the Lessor to pay for Property Costs and/or Transaction Expenses or other costs payable under Section 7.1 hereof and not expended by the Lessor for such purpose on the date of such Advance, such amounts shall be held by the Construction Agent until the applicable payment date or, if such payment date does not occur within three (3) Business Days of the date of the Construction Agent's receipt of such Advance, shall be paid to the Agent to be applied regarding the applicable Advance to repay the Lenders and the Holders and, subject to the terms hereof, and of the Credit Agreement and the Trust Agreement, shall remain available for future Advances. Any such amounts held by the Agent shall be subject to the lien of the Security Agreement and shall accrue interest and Holder Yield from the date any such amount is advanced to the Agent.

                  (e) All Operative Agreements which are to be delivered to the Lessor, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Lessor, the Agent, the Lenders or the Holders, and such items (except for Notes, Certificates, Bills of Sale, the Ground Leases and chattel paper originals, with respect to which in each case there shall be only one original) shall be delivered with originals sufficient for the Lessor, the Agent, each Lender and each Holder. All other items which are to be delivered to the Lessor, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Lessor, the Agent, the Lenders or the Holders, and such other items shall be held by the Agent. To the extent any such other items are requested in writing from time to time by the Lessor, any Lender or any Holder, the Agent shall provide a copy of such item to the party requesting it.

                  (f) Notwithstanding funding of any Advance under this Agreement pursuant to Sections 5.3 or 5.4, each condition precedent in connection with any such Advance may be subsequently enforced by the Agent as a covenant of the applicable party (unless such has been expressly waived in writing by the Agent acting upon the direction of the Majority Secured Parties).

         5.3.     CONDITIONS PRECEDENT FOR THE LESSOR, THE AGENT, THE LENDERS
                  -----------------------------------------------------------
                  AND THE HOLDERS RELATING TO THE INITIAL CLOSING DATE AND THE
                  ------------------------------------------------------------
                  ADVANCE OF FUNDS FOR THE ACQUISITION OF A PROPERTY.
                  --------------------------------------------------

         The obligations (i) on the Initial Closing Date of the Lessor, the Agent, the Lenders and the Holders to enter into the transactions contemplated by this Agreement, including without limitation the obligation to execute and deliver the applicable Operative Agreements to which each is a party on the Initial Closing Date, (ii) on the Initial Closing Date of the Holders to make Holder Advances, and of the Lenders to make Loans in order to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under
Section 7.1(a) of this Agreement and (iii) on a Property Closing Date for the purpose of providing funds to the Lessor necessary to pay the Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under
Section 7.1(b) of this Agreement and to acquire or ground lease a Property (an "Acquisition Advance"), in each case (with regard to the foregoing Sections 5.3(i), (ii) and (iii)) are subject to the satisfaction or waiver of the following conditions precedent on or prior to the Initial Closing Date or the applicable Property Closing Date, as the case may be (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent, in its reasonable discretion; notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.3 which are required to be performed by such party):

                  (a) the correctness of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and each certificate delivered pursuant to any Operative Agreement (including without limitation the Incorporated Representations and Warranties) on each such date;

                  (b) the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to each such date;

                  (c) the Agent shall have received a fully executed counterpart copy of the Requisition, appropriately completed;

                  (d) title to each such Property shall conform to the representations and warranties set forth in Section 6.2(l) hereof;

                  (e) the Construction Agent shall have delivered to the Agent a good standing certificate for the Construction Agent in the state where each such Property is located, the Deed with respect to the Land and existing Improvements (if any), a copy of the Ground Lease (if any), and a copy of the Bill of Sale with respect to the Equipment (if any), respecting such of the foregoing as are being acquired or ground leased on each such date with the proceeds of the Loans and Holder Advances or which have been previously acquired or ground leased with the proceeds of the Loans and Holder Advances and such Land, existing Improvements (if any) and Equipment (if any) shall be located in an Approved State;

                  (f) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Advance requested by each such Requisition;

                  (g) the Construction Agent shall have delivered to the Agent title insurance commitments to issue policies respecting each such Property, with such endorsements as the Agent deems necessary, in favor of the Lessor and the Agent from a title insurance company acceptable to the Agent, but only with such title exceptions thereto as are acceptable to the Agent;

                  (h) the Construction Agent shall have delivered to the Agent an environmental site assessment respecting each such Property prepared by an independent recognized professional acceptable to the Agent and evidencing no pre-existing environmental condition with respect to which there is more than a remote risk of loss;

                  (i) the Construction Agent shall have delivered to the Agent a survey (with a flood hazard certification) respecting each such Property prepared (i) by an independent recognized professional acceptable to the Agent and (ii) in a manner and including such information as is required by the Agent;

                  (j) unless such an opinion has previously been delivered with respect to a particular state, the Construction Agent shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as EXHIBIT B or in such other form as is acceptable to the Agent with respect to local law real property issues respecting the state in which each such Property is located addressed to the Lessor, the Agent, the Lenders and the Holders, from counsel located in the state where each such Property is located, prepared by counsel acceptable to the Agent;

                  (k) the Agent shall be satisfied that the acquisition, ground leasing and/or holding of each such Property and the execution of the Mortgage Instrument and the other Security Documents will not materially and adversely affect the rights of the Lessor, the Agent, the Holders or the Lenders under or with respect to the Operative Agreements;

                  (l) the Construction Agent shall have delivered to the Agent invoices for, or other reasonably satisfactory evidence of, the various Transaction Expenses and other fees, expenses and disbursements referenced in Sections 7.1(a) or 7.1(b) of this Agreement, as appropriate;

                  (m) the Construction Agent shall have caused to be delivered to the Agent a Mortgage Instrument (in such form as is acceptable to the Agent, with revisions as necessary to conform to applicable state law), Lessor Financing Statements and Lender Financing Statements respecting each such Property, all fully executed and in recordable form;

                  (n) the Lessee shall have delivered to the Agent with respect to each such Property a Lease Supplement and a memorandum (or short form lease) regarding the Lease and such Lease Supplement (such memorandum or short form lease to be in the form attached to the Lease as EXHIBIT B or in such other form as is acceptable to the Agent, with modifications as necessary to conform to applicable state law, and in form suitable for recording);

                  (o) with respect to each Acquisition Advance, the sum of the Available Commitment plus the Available Holder Commitment (after deducting the Unfunded Amount, if any, and after giving effect to the Acquisition Advance) will be sufficient to pay all amounts payable therefrom;

                  (p) if any such Property is subject to a Ground Lease, the Construction Agent shall have caused a lease memorandum (or short form lease) to be delivered to the Agent for such Ground Lease and, if requested by the Agent, a landlord waiver and a mortgagee waiver (in each case, in such form as is acceptable to the Agent);

                  (q) counsel (acceptable to the Agent) for the ground lessor of each such Property subject to a Ground Lease shall have issued to the Lessor, the Agent, the Lenders and the Holders, its opinion;

                  (r) the Construction Agent shall have delivered to the Agent a preliminary Construction Budget for each such Property, if applicable;

                  (s) the Construction Agent shall have provided evidence to the Agent of insurance that is required to be maintained with respect to each such Property as provided in the Lease;

                  (t) the Construction Agent shall have caused an Appraisal regarding each such Property to be provided to the Agent from an appraiser satisfactory to the Agent, and no Lender nor any Holder shall have provided the Agent written notice that such Appraisal is unsatisfactory;

                  (u) the Construction Agent shall cause (i) Uniform Commercial Code lien searches, tax lien searches and judgment lien searches regarding the Lessee to be conducted (and copies thereof to be delivered to the Agent) in such jurisdictions as determined by the Agent by a nationally recognized search company acceptable to the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Agent to be either removed or otherwise handled in a manner satisfactory to the Agent;

                  (v) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements and/or documents related thereto shall have been paid or provisions for such payment shall have been made to the satisfaction of the Agent, including without limitation the provisions of Section 5.14;

                  (w) in the opinion of the Agent and its respective counsel, the transactions contemplated by the Operative Agreements do not and will not subject the Lessor, the Lenders, the Agent or the Holders to any adverse regulatory prohibitions, constraints, penalties or fines;

                  (x) each of the Operative Agreements to be entered into on such date shall have been duly authorized, executed and delivered by the parties thereto, and shall be in full force and effect, and the Agent shall have received a fully executed copy of each of the Operative Agreements;

                  (y) since the date of the most recent audited financial statements (as delivered pursuant to the requirements of the Parent Credit Agreement) of the Guarantor, there shall not have occurred any event, condition or state of facts which shall have or could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by the Operative Agreements;

                  (z) as of the Initial Closing Date only, the Agent shall have received an Officer's Certificate, dated as of the Initial Closing Date, of the Lessee and each other Credit Party in the form attached hereto as EXHIBIT C or in such other form as is acceptable to the Agent stating that (i) each and every representation and warranty of such Credit Party contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date; (ii) no Default or Event of Default has occurred and is continuing under any Operative Agreement; (iii) each Operative Agreement to which such Credit Party is a party is in full force and effect with respect to it; and (iv) such Credit Party has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

                  (aa) as of the Initial Closing Date only, the Agent shall have received (i) a certificate of the Secretary or an Assistant Secretary of each Credit Party, dated as of the Initial Closing Date, in the form attached hereto as EXHIBIT D or in such other form as is acceptable to the Agent attaching and certifying as to (1) the resolutions of the Board of Directors of such Credit Party duly authorizing the execution, delivery and performance by such Credit Party of each of the Operative Agreements to which it is or will be a party, (2) the articles of incorporation of such Credit Party certified as of a recent date by the Secretary of State of its state of incorporation and its by-laws and
         (3) the incumbency and signature of persons authorized to execute and deliver on behalf of such Credit Party the Operative Agreements to which it is or will be a party and (ii) a good standing certificate (or local equivalent) from the respective states where such Credit Party is incorporated and where the principal place of business of such Credit Party is located as to its good standing in each such state. To the extent any Credit Party is a partnership, a limited liability company or is otherwise organized, such Person shall deliver to the Agent (in form and substance satisfactory to the Agent) as of the Initial Closing Date (A) a certificate regarding such Person and any corporate general partners covering the matters described in EXHIBIT D and (B) a good standing certificate, a certificate of limited partnership or a local equivalent of either the foregoing as applicable;

                  (bb) as of the Initial Closing Date only, there shall not have occurred any material adverse change in the consolidated assets, liabilities, operations, business or condition (financial or otherwise) of the Credit Parties (on a consolidated basis) from that set forth in the most recent audited consolidated financial statements of the Guarantor which have been provided to the Agent;

                  (cc) as of the Initial Closing Date only, the Agent shall have received an Officer's Certificate of the Lessor dated as of the Initial Closing Date in the form attached hereto as EXHIBIT E or in such other form as is acceptable to the Agent, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date, (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it and (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

                  (dd) as of the Initial Closing Date only, the Agent shall have received (i) a certificate of the Secretary, an Assistant Secretary, Trust Officer or Vice President of the Trust Company in the form attached hereto as EXHIBIT F or in such other form as is acceptable to the Agent, attaching and certifying as to (A) the signing resolutions duly authorizing the execution, delivery and performance by the Lessor of each of the Operative Agreements to which it is or will be a party,
         (B) its articles of association or other equivalent charter documents and its by-laws, as the case may be, certified as of a recent date by an appropriate officer of the Trust Company and (C) the incumbency and signature of persons authorized to execute and deliver, on the Lessor's behalf, the Operative Agreements to which such entity is a party and
         (ii) a good standing certificate from the Office of the Comptroller of the Currency;

                  (ee) as of the Initial Closing Date only, counsel for the Lessor acceptable to the Agent shall have issued to the Lessee, the Holders, the Lenders and the Agent its opinion in the form attached hereto as EXHIBIT G or in such other form as is reasonably acceptable to the Agent;

                  (ff) as of the Initial Closing Date only, the Construction Agent shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as EXHIBIT H or in such other form as is acceptable to the Agent, addressed to the Lessor, the Agent, the Lenders and the Holders, from counsel acceptable to the Agent;

                  (gg) as of the Initial Closing Date only, the Construction Agent shall cause (i) tax lien searches and judgment lien searches regarding each Credit Party to be conducted (and copies thereof to be delivered to the Agent) in such jurisdictions as determined by the Agent by a nationally recognized search company acceptable to the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Agent to be either removed or otherwise handled in a manner satisfactory to the Agent;

                  (hh) the Construction Agent shall have deposited good and immediately available Dollars into the Cash Collateral Account in a sufficient amount so that after giving effect to the requested Advance the Construction Agent is in compliance with Section 5.11 hereof;

                  (ii) except with respect to the Property ground leased on the Initial Closing Date, the Agent shall have received written approval regarding each subsequent Property, prior to the acquisition or ground leasing thereof by the Lessor, from each Lender and each Holder; and

                  (jj) the Lessee shall have complied with the provisions of
         Section 5.11 and the terms and conditions of the Cash Collateral Agreement and the Control Agreement.

         5.4.     CONDITIONS PRECEDENT FOR THE LESSOR, THE AGENT, THE LENDERS
                  -----------------------------------------------------------
                  AND THE HOLDERS RELATING TO THE ADVANCE OF FUNDS AFTER THE
                  ----------------------------------------------------------
                  ACQUISITION ADVANCE.
                  -------------------

         The obligations of the Holders to make Holder Advances, and the Lenders to make Loans in connection with all requests for Advances subsequent to the acquisition of a Property (and to pay the Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 7.1 of this Agreement in connection therewith) are subject to the satisfaction or waiver of the following conditions precedent (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent, in its reasonable discretion; notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.4 which are required to be performed by such party):

                  (a) the correctness on such date of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and in each certificate delivered pursuant to any Operative Agreement (including without limitation the Incorporated Representations and Warranties);

                  (b) the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to each such date;

                  (c) the Agent shall have received a fully executed counterpart of the Requisition, appropriately completed;

                  (d) based upon the applicable Construction Budget which shall satisfy the requirements of this Agreement, the Available Commitments and the Available Holder Commitment (after deducting the Unfunded Amount) will be sufficient to complete the Improvements;

                  (e) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Construction Advance requested by the applicable Requisition;

                  (f) the title insurance policy delivered in connection with the requirements of Section 5.3(g) shall provide for (or shall be endorsed to provide for) insurance in an amount at least equal to the maximum total Property Cost indicated by the Construction Budget referred to in subparagraph (d) above and there shall be no title change or exception objectionable to the Agent;

                  (g) the Construction Agent shall have delivered to the Agent copies of the Plans and Specifications for the applicable Improvements;

                  (h) the Construction Agent shall have delivered to the Agent invoices for, or other reasonably satisfactory evidence of, any Transaction Expenses and other fees, expenses and disbursements referenced in Section 7.1(b) that are to be paid with the Advance;

                  (i) the Construction Agent shall have delivered, or caused to be delivered to the Agent, invoices, Bills of Sale or other documents acceptable to the Agent, in each case with regard to any Equipment or other components of such Property then being acquired with the proceeds of the Loans and Holder Advances and naming the Lessor as purchaser and transferee;

                  (j) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the satisfaction of the Agent;

                  (k)      [Intentionally Omitted];

                  (l) the Lessee shall have complied with the provisions of
         Section 5.11 and the term and conditions of the Cash Collateral Agreement and the Control Agreement; and

                  (m) the Construction Agent shall have deposited good and immediately available Dollars into the Cash Collateral Account in a sufficient amount so that after giving effect to the requested Advance the Construction Agent is in compliance with Section 5.11 hereof.

         5.5.     ADDITIONAL REPORTING AND DELIVERY REQUIREMENTS ON COMPLETION
                  ------------------------------------------------------------
                  DATE AND ON CONSTRUCTION PERIOD TERMINATION DATE.
                  ------------------------------------------------

         On or prior to the Completion Date for each Property, the Construction Agent shall deliver to the Agent an Officer's Certificate in the form attached hereto as EXHIBIT I or in such other form as is acceptable to the Agent specifying (a) the address for such Property, (b) the Completion Date for such Property, (c) the aggregate Property Cost for such Property, (d) detailed, itemized documentation supporting the asserted Property Cost figures and (e) that all representations and warranties of the Construction Agent and Lessee in each of the Operative Agreements and each certificate delivered pursuant thereto (including without limitation the Incorporated Representations and Warranties) are true and correct as of the Completion Date. The Agent shall have the right to contest the information contained in such Officer's Certificate. Furthermore, on or prior to the Completion Date for each Property, the Construction Agent shall deliver or cause to be delivered to the Agent (unless previously delivered to the Agent) originals of the following, each of which shall be in form and substance acceptable to the Agent, in its reasonable discretion: (v) a title insurance endorsement regarding the title insurance policy delivered in connection with the requirements of Section 5.3(g), but only to the extent such endorsement is necessary to provide for insurance in an amount at least equal to the maximum total Property Cost and, if endorsed, the endorsement shall not include a title change or exception objectionable to the Agent; (w) an as-built survey for such Property, (x) insurance certificates respecting such Property as required hereunder and under the Lease Agreement, (y) if requested by the Agent, amendments to the Lessor Financing Statements executed by the appropriate parties and (z) an Appraisal regarding such Property. In addition, on the Completion Date for such Property the Construction Agent covenants and agrees that the recording fees, documentary stamp taxes or similar amounts required to be paid in connection with the related Mortgage Instrument shall have been paid in an amount required by applicable law, subject, however, to the obligations of the Lenders and the Holders to fund such costs to the extent required pursuant to Section 7.1.

         5.6.     THE CONSTRUCTION AGENT DELIVERY OF CONSTRUCTION BUDGET
                  ------------------------------------------------------
                  MODIFICATIONS.
                  -------------

         The Construction Agent covenants and agrees to deliver to the Agent each month notification of any modification to any Construction Budget regarding any Property if such modification increases the cost to construct such Property beyond the projected cost of the Construction Budget delivered to the Agent regarding such Property; provided no Construction Budget may be increased unless
(a) the title insurance policies referenced in Section 5.3(g) are also modified or endorsed, if necessary, to provide for insurance in an amount that satisfies the requirements of Section 5.4(f) of this Agreement and (b) after giving effect to any such amendment, the Construction Budget remains in compliance with the requirements of Section 5.4(d) of this Agreement.

         5.7.     RESTRICTIONS ON LIENS.
                  ---------------------

         On each Property Closing Date, the Construction Agent shall cause each Property acquired by the Lessor on such date to be free and clear of all Liens except those referenced in Sections 6.2(r)(i) and 6.2(r)(ii). On each date a Property is either sold to a third party in accordance with the terms of the Operative Agreements or, pursuant to Section 22.1(a) of the Lease Agreement, retained by the Lessor, the Lessee shall cause such Property to be free and clear of all Liens (other than Lessor Liens and such other Liens that are expressly set forth as title exceptions on the title commitment issued under
Section 5.3(g) with respect to such Property, to the extent such title commitment has been approved by the Agent).

         5.8.     [INTENTIONALLY OMITTED].
                  -----------------------

         5.9.     MAINTENANCE OF THE LESSEE AS A WHOLLY-OWNED ENTITY.
                  --------------------------------------------------

         From the Initial Closing Date and thereafter until such time as all obligations of all Credit Parties under the Operative Agreements have been satisfied and performed in full, the Parent shall retain the Lessee as a Wholly-Owned Entity.

         5.10.    PAYMENTS.
                  --------

         All payments of principal, interest, Holder Advances, Holder Yield and other amounts to be made by the Construction Agent or the Lessee under this Agreement or any other Operative Agreements (excluding Excepted Payments which shall be paid directly to the party to whom such payments are owed) shall be made to the Agent at the office designated by the Agent from time to time in Dollars and in immediately available funds, without setoff, deduction, or counterclaim. Subject to the definition of "Interest Period" in Appendix A attached hereto, whenever any payment under this Agreement or any other Operative Agreements shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest, Holder Yield and fees payable pursuant to the Operative Agreements, as applicable and as the case may be.

         5.11.    CASH COLLATERAL ACCOUNT.
                  -----------------------

         Prior to the funding of any Advances which in the aggregate, including all prior Advances, exceed $60,000,000, (a) the Agent shall have received (i) signature pages from each party to the Cash Collateral Agreement and the Control Agreement which such agreements shall be in full force and effect and in form and substance acceptable to the Agent, (b) counsel for the Cash Collateral Possessor acceptable to the Agent shall have issued to the Lessee, the Holders, the Lenders and the Agent its opinion in form and substance as is acceptable to the Agent, (c) the Agent shall have received (i) a certificate of the Secretary, an Assistant Secretary or Vice President of the Cash Collateral Possessor in such form that is acceptable to the Agent, attaching and certifying as to (A) the signing resolutions duly authorizing the execution, delivery and performance by the Cash Collateral Possessor of each of the Operative Agreements to which it is or will be a party, (B) its articles of association or other equivalent charter documents and its by-laws certified as of a recent date by an appropriate officer of the Cash Collateral Possessor and (C) the incumbency and signature of persons authorized to execute and deliver, on the Cash Collateral Possessor's behalf, the Operative Agreements to which such entity is a party and
(ii) a good standing certificate from the Office of the Comptroller of the Currency or the jurisdiction of organization and (d) such other documentation related to the Cash Collateral Account as required by the Operative Agreements or otherwise requested by the Agent. The Construction Agent shall make cash deposits in good and immediately available Dollars into the Cash Collateral Account from time to time so that at all times during the Term, the amount on deposit in the Cash Collateral Account equals or exceeds the sum of aggregate Property Cost for all of the Properties, all Advances made but not yet expended with respect to a Property and all amounts described in a Requisition not yet funded, less sixty million dollars ($60,000,000). All amounts in the Cash Collateral Account shall be held as cash or investments described in Exhibit A to the Cash Collateral Agreement and otherwise in accordance with the terms and conditions of the Cash Collateral Agreement.

         5.12.    [INTENTIONALLY OMITTED].
                  -----------------------

         5.13.    SPECIAL PROVISION REGARDING RENEWAL TERM.
                  ----------------------------------------

         No Renewal Term shall be effective unless agreed to by each Financing Party, as applicable, in accordance with Section 2.2 of the Lease.

         5.14.    SPECIAL PROVISION REGARDING MORTGAGE TAX.
                  ----------------------------------------

         On or prior to the Initial Closing Date, (a) the Lessee shall cause the mortgage recording tax to be paid pursuant to the requirements of the applicable Laws and (b) the Lessee shall cause to be delivered to the Agent an amount equal to the product of (i) the mortgage tax rate applicable to the Digital Hospital Property and (ii) the difference between (A) the aggregate Commitments and Holder Commitments less (B) the portion of the Commitments and Holder Commitments upon which the recording mortgage tax was paid pursuant to subsection (a) above. The Agent shall hold such amount delivered pursuant to subsection (b) which may be applied to the mortgage recording tax as the Agent determines, including without limitation payment of the mortgage recording tax with respect to the Digital Hospital Property prior to such amount being due.

         5.15.    AVAILABILITY OF ADVANCES FOR LESSEE AND CONSTRUCTION AGENT
                  ----------------------------------------------------------
                  OBLIGATIONS.
                  -----------

         Solely with respect to each Construction Period Property, amounts to be paid by the Lessee or the Construction Agent pursuant to the Operative Agreements may be funded with Advances to the extent the terms and conditions of the Operative Agreements applicable to Advances have been satisfied or waived pursuant to the terms therein (including without limitation the conditions precedent contained in Sections 5.3 and 5.4); provided, however, no Advances may be applied to (a) amounts owed under any Operative Agreement or with respect to any Property, including without limitation Construction Period Properties, which relate to environmental matters, Environmental Claims or Environmental Violations, including without limitation payments pursuant to Section 11.6, fines and settlements regarding such environmental matters and any remediation and cleanup cost required to be paid pursuant to Section 15.2 of the Lease or
(b) amounts owed to the Owner Trustee pursuant to Sections 11.1, 11.2, 11.3, 11.4, 11.5, 11.6 or 11.7 hereof.

         5.16.    CONSTRUCTION OF TRANSACTION.

         Each of the Financing Parties and each of the Credit Parties acknowledge and agree that each intends the transactions contemplated pursuant to the Operative Agreements to be treated as interstate commerce under all Laws applicable thereto.

         5.17.    PAYMENT OF GROUND LEASE RENT.

         Solely with respect to each Construction Period Property which is subject to a Ground Lease, amounts to be paid as scheduled rental payments thereunder may be funded with Advances to the extent the terms and conditions of the Operative Agreements applicable to Advances have been satisfied or waived pursuant to the terms therein (including without limitation the conditions precedent contained in Sections 5.3 and 5.4).

         5.18.    FORCE MAJEURE.

         Upon the occurrence of a Force Majeure Event with respect to a Construction Period Property and unless the Construction Agent shall have previously purchased the Construction Period Property for the Termination Value, the Lessor (at the direction of the Majority Secured Parties, regarding the election of (a) or (c) below, and as a Unanimous Vote Matter, regarding the election of (b) below), may elect any of the following:

                  (a) to direct the Construction Agent to restore such Construction Period Property with insurance proceeds paid with respect to such Force Majeure Event and in the event such proceeds are insufficient to restore such Construction Period Property to the condition of such Construction Period Property immediately prior to the occurrence of such Force Majeure Event, then the remaining portion of such restoration shall be funded with Advances to the extent the terms and conditions of the Operative Agreements applicable to Advances have been satisfied or waived pursuant to the terms in the Participation Agreement (including without limitation the conditions precedent contained in Sections 5.3 and 5.4), provided, for each month in which such Force Majeure Event has occurred and is continuing and such Force Majeure Event prevents the Construction Agent from continuing any work on such Construction Period Property, the maximum length of the Construction Period Termination Date with respect to such Construction Period Property shall be extended one month, but in no event shall the Construction Period Termination Date be extended beyond the third anniversary of the Initial Closing Date;

                  (b) to terminate the Agency Agreement and the Lease Agreement with respect to such Construction Period Property and thereafter the Construction Agent shall have no further obligations under the Agency Agreement or the Lease Agreement with respect to such Construction Period Property, except with respect to (i) indemnity obligations pursuant to Sections 11.1 through 11.7 of this Agreement and then only with respect to matters which have occurred or commenced on or prior to the date of such termination of the Agency Agreement and the Lease Agreement and (ii) all Full Recourse Events of Default; or

                  (c) subject to the terms and conditions of the Operative Agreements, to replace the Land and relocate the Improvements comprising such Construction Period Property and/or modify the Plans and Specifications and the Construction Budget for such Construction Period Property and/or inform the Construction Agent that the Construction Agent no longer has the right to modify the Plans and Specifications or the Construction Budget for such Construction Period Property, in each case in Lessor's sole discretion; provided, upon Completion of any such replacement Property, such replacement Property shall have a use, function and capacity substantially similar to the use, function and capacity of such replaced Property.

                  Upon the termination of the Agency Agreement and the Lease Agreement as referenced in Section 5.18(b), the Construction Agent shall vacate such Construction Period Property, and neither the Construction Agent nor the Lessee shall retain any right, title or interest in such Construction Period Property. Thereafter, the Financing Parties shall be permitted to retain any and all proceeds related to or subsequently generated from their respective interests in such Construction Period Property (including without limitation 100% of all amounts owed to the Financing Parties in accordance with the Operative Agreements).

5.19.    ACCRUAL OF INTEREST AND HOLDER YIELD REGARDING EXCLUDED COSTS.
         -------------------------------------------------------------

         Notwithstanding any other provision of any Operative Agreement, interest on the Loans and Holder Yield on the Holder Advances (in each case, only to the extent such were used to fund Excluded Costs) shall, prior to the Maturity Date, accrue (a) on each Scheduled Interest Payment Date and (b) monthly after the Expiration Date; provided, all such accrued amounts shall be capitalized and added to the Loans and Holder Advances and shall constitute a component of Property Cost.

                   SECTION 6. REPRESENTATIONS AND WARRANTIES.

         6.1.     REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

         Effective as of the Initial Closing Date and the date of each Advance, the Trust Company in its individual capacity and as the Borrower, as indicated, represents and warrants to each of the other parties hereto as follows, provided, that the representations in the following paragraphs (c), (g), (h),
(j) and (k) are made solely in its capacity as the Borrower:

                  (a) It is a national banking association and is duly organized and validly existing and in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) has the corporate and trust power and authority to act as the Owner Trustee and to enter into and perform the obligations under each of the other Operative Agreements to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such Closing Date in connection with or as contemplated by each such Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party;

                  (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) as the Owner Trustee, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any federal or Connecticut Legal Requirement relating to its banking or trust powers, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause (B) would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or (iv) does or will require any Governmental Action by any federal or Connecticut Governmental Authority regulating its banking or trust powers;

                  (c) The Trust Agreement and, assuming the Trust Agreement is the legal, valid and binding obligation of the Holders, each other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party have been, or on or before such Closing Date will be, duly executed and delivered by the Trust Company or the Owner Trustee, as the case may be, and the Trust Agreement and each such other Operative Agreement to which the Trust Company is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Trust Company in accordance with the terms thereof. The Trust Agreement and each other Operative Agreement to which the Owner Trustee is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Owner Trustee, in accordance with the terms thereof;

                  (d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party, either in its individual capacity or as the Owner Trustee, before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

                  (e) It, either in its individual capacity or as the Owner Trustee, has not assigned or transferred any of its right, title or interest in or under the Lease, the Agency Agreement or its interest in any Property or any portion thereof, except in accordance with the Operative Agreements;

                  (f) No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

                  (g) Except as otherwise contemplated in the Operative Agreements, the proceeds of the Loans and Holder Advances shall not be applied by the Owner Trustee, either in its individual capacity or as the Owner Trustee, for any purpose other than the purchase and/or lease of the Properties, the acquisition, installation and testing of the Equipment, the construction of Improvements and the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Sections 7.1(a) and 7.1(b) of this Agreement, in each case which accrue prior to the Rent Commencement Date with respect to a particular Property;

                  (h) Neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf has offered or sold any interest in the Trust Estate or the Notes, or in any similar security relating to a Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Agent, and neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Trust Estate or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

                  (i) The Owner Trustee's principal place of business, chief executive office, location for purposes of the UCC, and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Department;

                  (j) The Owner Trustee is not engaged principally in, and does not have as one (1) of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans or the Holder Advances will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations T, U, or X of the Board of Governors of the Federal Reserve System of the United States;

                  (k) The Owner Trustee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act;

                  (l) Each Property is free and clear of all Lessor Liens attributable to the Owner Trustee, either in its individual capacity or as the Owner Trustee;

                  (m) The Owner Trustee, in its trust capacity, is not a party to any documents, instruments or agreements other than the Operative Agreements executed by the Owner Trustee, in its trust capacity;

                  (n) The Owner Trustee is authorized to act in a fiduciary capacity in the State of Connecticut and under the laws of the United States;

                  (o) Any national association organized under the laws of the United States having its principal place of business in the State of Alabama which is authorized to act in a fiduciary capacity in the State of Alabama is authorized to act in a like fiduciary capacity in the State of Connecticut without the necessity of complying with any law of the State of Connecticut relating to the qualification of a foreign corporation in the State of Connecticut;

                  (p) The Owner Trustee (a) has not received written notice that it is currently excluded, debarred or otherwise ineligible to participate in the Federal healthcare programs or in the Federal procurement or non-procurement programs; and (b) has not been convicted of a criminal offense related to the provision of healthcare items or services; and

                  (q) The Trust Company has filed with the appropriate Alabama Govermental Authority the documents and other items required pursuant to Alabama Code Sections 10-2B-15.41 and 10-2B-15.42.

         6.2.     REPRESENTATIONS AND WARRANTIES OF EACH CREDIT PARTY.
                  ---------------------------------------------------

         Effective as of the Initial Closing Date, the date of each Advance and the Rent Commencement Date, each Credit Party represents and warrants to each of the other parties hereto that:

                  (a) The Incorporated Representations and Warranties are true and correct (unless such relate solely to an earlier point in time) and the Lessee has delivered to the Agent the financial statements and other reports referred to in Section 7.1 of the Parent Credit Agreement;

                  (b) (i) Each of the Construction Agent and the Lessee is a corporation duly organized and validly existing and in good standing under the laws of the State of Alabama and the Guarantor is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and each Credit Party has the power and authority to enter into and perform its obligations under the Operative Agreements to which it is a party and has the corporate power and authority to act as the Construction Agent, the Lessee or the Guarantor, as the case may be, and to enter into and perform the obligations under each of the other Operative Agreements to which it is a party or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such date in connection with or as contemplated by each such Operative Agreement to which it is a party or will be a party;

                           (ii) The execution and delivery by each Credit Party
                  of this Agreement and the other applicable Operative Agreements as of such date and the performance by each Credit Party of its respective obligations under this Agreement and the other applicable Operative Agreements are within the corporate, partnership or limited liability company (as the case may be) powers of each Credit Party, have been duly authorized by all necessary corporate, partnership or limited liability company (as the case may be) action on the part of each Credit Party (including, without limitation, any necessary shareholder action), have been duly executed and delivered, have received all necessary governmental approval, and do not and will not (A) violate any Legal Requirement which is binding on any Credit Party or any of its Subsidiaries, (B) contravene or conflict with, or result in a breach of, any provision of the Articles of Incorporation, By-Laws or other organizational documents of any Credit Party or any of its Subsidiaries or of any agreement, indenture, instrument or other document which is binding on any Credit Party or any of its Subsidiaries or (C) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Operative Agreements) on any asset of any Credit Party or any of its Subsidiaries;

                  (c) This Agreement and the other applicable Operative Agreements, executed prior to and as of such date by any Credit Party, constitute the legal, valid and binding obligation of such Credit Party, as applicable, enforceable against such Credit Party, as applicable, in accordance with their terms. Each Credit Party has executed the various Operative Agreements required to be executed by such Credit Party as of such date;

                  (d) Except as described on EXHIBIT K, there are no material actions, suits or proceedings pending or, to our knowledge, threatened against any Credit Party in any court or before any Governmental Authority (nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority to set aside, restrain, enjoin or prevent the full performance of any Operative Agreement or any transaction contemplated thereby) that (i) concern any Property or any Credit Party's interest therein, (ii) question the validity or enforceability of any Operative Agreement to which any Credit Party is a party or the overall transaction described in the Operative Agreements to which any Credit Party is a party or (iii) have or could reasonably be expected to have a Material Adverse Effect;

                  (e) No Governmental Action by any Governmental Authority or other authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person pursuant to any Legal Requirement, contract, indenture, instrument or agreement or for any other reason is required to authorize or is required in connection with
         (i) the execution, delivery or performance of any Operative Agreement,
         (ii) the legality, validity, binding effect or enforceability of any Operative Agreement, (iii) the acquisition, ownership, construction, completion, occupancy, operation, leasing or subleasing of any Property or (iv) any Advance, in each case, except those which have been obtained and are in full force and effect;

                  (f) Upon the execution and delivery of each Lease Supplement to the Lease, (i) the Lessee will have unconditionally accepted the Property subject to the Lease Supplement and will have a valid and subsisting leasehold interest in such Property, subject only to the Permitted Liens, and (ii) no offset will exist with respect to any Rent or other sums payable under the Lease;

                  (g) Except as otherwise contemplated by the Operative Agreements, the Construction Agent shall not use the proceeds of any Holder Advance or Loan for any purpose other than the purchase and/or lease of the Properties, the acquisition, installation and testing of the Equipment, the construction of Improvements and the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Sections 7.1(a) and 7.1(b) of this Agreement, in each case which accrue prior to the Rent Commencement Date with respect to a particular Property;

                  (h) All information heretofore or contemporaneously herewith furnished by each Credit Party or its Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of each Credit Party or its Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading;

                  (i) The location of the Construction Agent and the Lessee for purposes of the UCC is One HealthSouth Parkway, Birmingham, Alabama 35243. The principal place of business, chief executive office and office of the Construction Agent, the Lessee and the Guarantor where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at One HealthSouth Parkway, Birmingham, Alabama 35243;

                  (j) The representations and warranties of each Credit Party set forth in any of the Operative Agreements are true and correct in all material respects on and as of each such date as if made on and as of such date. Each Credit Party is in all material respects in compliance with its obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement or otherwise waived in accordance with the applicable Operative Agreement. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on the date of each Advance;

                  (k) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, each Property then being financed consists of (i) unimproved Land or (ii) Land and existing Improvements thereon which Improvements are either suitable for occupancy at the time of acquisition or ground leasing or will be renovated and/or modified in accordance with the terms of this Agreement. Each Property then being financed is located at the location set forth on the applicable Requisition, each of which is in one (1) of the Approved States;

                  (l) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, the Lessor has good and marketable fee simple title to each Property, or, if any Property is the subject of a Ground Lease, the Lessor will have a valid ground leasehold interest enforceable against the ground lessor of such Property in accordance with the terms of such Ground Lease, subject only to (i) such Liens referenced in Sections 6.2(r)(i) and 6.2(r)(ii) on the applicable Property Closing Date and (ii) subject to Section 5.7, Permitted Liens after the applicable Property Closing Date;

                  (m) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, no portion of any Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

                  (n) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, each Property complies with all Insurance Requirements and all standards of Lessee with respect to similar properties owned by Lessee;

                  (o) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, each Property complies with all Legal Requirements as of such date (including without limitation all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect;

                  (p) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, all utility services and facilities necessary for the construction and operation of the Improvements and the installation and operation of the Equipment regarding each Property (including without limitation gas, electrical, water and sewage services and facilities) are available at the applicable Land and will be constructed prior to the Completion Date for such Property;

                  (q) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, acquisition, installation and testing of the Equipment (if any) and construction of the Improvements (if any) to such date shall have been performed in a good and workmanlike manner, substantially in accordance with the applicable Plans and Specifications;

                  (r) (i) The Security Documents create, as security for the Obligations (as such term is defined in the Security Agreement), valid and enforceable security interests in, and Liens on, all of the Collateral, in favor of the Agent, for the ratable benefit of the Secured Parties, as their respective interests appear in the Operative Agreements, and such security interests and Liens are subject to no other

                  Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the applicable Property, to the extent such title commitment has been approved by the Agent. Upon recordation of the Mortgage Instrument in the real estate recording office in the applicable Approved State identified by the Construction Agent or the Lessee, the Lien created by the Mortgage Instrument in the real property described therein shall be a perfected first priority mortgage Lien on such real property (or, in the case of a Ground Lease, the leasehold estate under such Ground Lease) in favor of the Agent, for the ratable benefit of the Secured Parties, as their respective interests appear in the Operative Agreements. To the extent that the security interests in the portion of the Collateral comprised of personal property can be perfected by filing in the filing offices of the Lessor's location for purposes of the UCC (respecting the Lessor) and the filing offices of the Construction Agent's and the Lessee's location for purposes of the UCC (respecting the Construction Agent and the Lessee) or location of the collateral or elsewhere identified by the Construction Agent or the Lessee, upon filing of the Lender Financing Statements in such filing offices, the security interests created by the Security Agreement shall be perfected first priority security interests in such personal property in favor of the Agent, for the ratable benefit of the Secured Parties, as their respective interests appear in the Operative Agreements;

                           (ii) The Lease Agreement creates, as security for the
                  obligations of the Lessee under the Lease Agreement, valid and enforceable security interests in, and Liens on, each Property leased thereunder, in favor of the Lessor, and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the applicable Property, to the extent such title commitment has been approved by the Agent. Upon recordation of the memorandum of the Lease Agreement and the memorandum of a Ground Lease (or, in either case, a short form lease) in the real estate recording office in the applicable Approved State identified by the Construction Agent or the Lessee, the Lien created by the Lease Agreement in the real property described therein shall be a perfected first priority mortgage Lien on such real property (or, in the case of a Ground Lease, on the leasehold estate under such Ground Lease) in favor of the Agent, for the ratable benefit of the Secured Parties, as their respective interests appear in the Operative Agreements. To the extent that the security interests in the portion of any Property comprised of personal property can be perfected by the filing in the filing offices of the Lessor's location for purposes of the UCC (respecting the Lessor) and the filing offices of the Construction Agent's and the Lessee's location for purposes of the UCC (respecting the Construction Agent and the Lessee) or location of the collateral or elsewhere identified by the Construction Agent or the Lessee upon filing of the Lessor Financing Statements in such filing offices, a security interest created by the Lease Agreement shall be perfected first priority security interests in such personal property in favor of the Lessor, which rights pursuant to the Lessor Financing Statements are assigned to the Agent, for the ratable benefit of the Secured Parties, as their respective interests appear in the Operative Agreements;

                  (s) The Plans and Specifications for each Property will be prepared prior to the commencement of construction in accordance with all applicable Legal Requirements (including without limitation all applicable Environmental Laws and building, planning, zoning and fire codes), except to the extent the failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect. Upon completion of the Improvements for each Property in accordance with the applicable Plans and Specifications, such Improvements will be within any building restriction lines and will not encroach in any manner onto any adjoining land (except as permitted by express written easements, which have been approved by the Agent). In addition, the Lessee has caused to be delivered to the Agent for the applicable Property the most current Plans and Specifications, the most current construction schedule and the most current Construction Budget, all in accordance with applicable provisions of the Operative Agreements;

                  (t) As of the Rent Commencement Date only, each Property shall be improved in accordance with the applicable Plans and Specifications in a good and workmanlike manner and shall be operational;

                  (u)      [Intentionally Omitted];

                  (v) As of each Property Closing Date only, each Property has been acquired or ground leased pursuant to a Ground Lease at a price that is not in excess of fair market value or fair market rental value, as the case may be; and

                  (w) The consolidated balance sheet and income statement of the Guarantor and its Consolidated Subsidiaries as of September 30, 2001, together with related consolidated statements of operations and retained earnings and of cash flows as of September 30, 2001 and the consolidated balance sheet and income statement of the Guarantor and its Consolidated Subsidiaries as of December 31, 2000, together with related consolidated statements of operations and retained earnings and of cash flows as of December 31, 2000, fairly present in all material respects the consolidated financial condition of the Guarantor and its Consolidated Subsidiaries as at such dates and the consolidated results of the operations of the Guarantor and its Consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP, subject with respect to the September 30, 2001 financial statements, to changes resulting from audit and normal year-end audit adjustments.

                              SECTION 6B. GUARANTY

         6B.1.    GUARANTY OF PAYMENT AND PERFORMANCE.
                  -----------------------------------

         Subject to Section 6B.7, the Guarantor hereby, jointly and severally, unconditionally guarantees (i) the prompt payment and performance of the Company Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) or when such is otherwise to be performed; and (ii) on and after the earlier of the Construction Period Termination Date and the occurrence of a Lease Event of Default, the prompt payment and performance of the Lessor Obligations, including without limitation payment of the Tranche A Notes, interest on the Tranche A Notes and other amounts which are owed pursuant to any Operative Agreement to any Tranche A Lender or the Agent, in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) or when such is otherwise to be performed. This Section 6B is a guaranty of payment and performance and not of collection and is a continuing guaranty and shall apply to all Company Obligations whenever arising and, to the extent set forth above, all Lessor Obligations whenever arising. All rights granted under this Section 6B shall be subject to the provisions of Section 8.2(h) and 8.6.

         6B.2.    OBLIGATIONS UNCONDITIONAL.
                  -------------------------

         The Guarantor agrees that the obligations of the Guarantor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Operative Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Company Obligations or Lessor Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety, guarantor or co-obligor, it being the intent of this Section 6B.2 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. The Guarantor agrees that this Section 6B may be enforced without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes, the Certificates or any other of the Operative Agreements or any collateral, if any, hereafter securing the Company Obligations or otherwise and the Guarantor hereby waives the right to require any benefitted party to proceed against the Construction Agent, the Lessee or any other Person (including without limitation a co-guarantor) or to require any benefitted party to pursue any other remedy or enforce any other right. The Guarantor further agrees that it hereby waives any and all right of subrogation, indemnity, reimbursement or contribution against the Lessee and the Construction Agent, the Lessor or the Guarantor of the Company Obligations or the Lessor Obligations for amounts paid under this Section 6B until such time as the Loans, Holder Advances, accrued but unpaid interest, accrued but unpaid Holder Yield and all other amounts owing under the Operative Agreements have been paid in full. Without limiting the generality of the waiver provisions of this Section 6B, the Guarantor hereby waives any rights to require any benefitted party to proceed against the Construction Agent, the Lessee or any co-guarantor or to require Lessor to pursue any other remedy or enforce any other right, including without limitation, any and all rights under N.C. Gen. Stat. ss. 26-7 through 26-9. The Guarantor further agrees that nothing contained herein shall prevent any benefitted party from suing on any Operative Agreement or foreclosing any security interest in or Lien on any collateral, if any, securing the Company Obligations or the Lessor Obligations or from exercising any other rights available to it under any Operative Agreement, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of the Guarantor's obligations hereunder; it being the purpose and intent of the Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances; provided that any amounts due under this Section 6B which are paid to or for the benefit of any benefitted party shall reduce the Company Obligations and/or the Lessor Obligations, as applicable, by a corresponding amount (unless required to be rescinded at a later date). Neither the Guarantor's obligations under this Section 6B nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Construction Agent or the Lessee or by reason of the bankruptcy or insolvency of the Construction Agent or the Lessee. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations or any of the Lessor Obligations and notice of or proof of reliance by any benefitted party upon this
Section 6B or acceptance of this Section 6B. The Company Obligations and the Lessor Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this
Section 6B. All dealings between the Construction Agent, the Lessee and the Guarantor, on the one hand, and the benefitted parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Section 6B.

         6B.3.    MODIFICATIONS.
                  -------------

         The Guarantor agrees that (a) all or any part of the security now or hereafter held for the Company Obligations or the Lessor Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) no benefitted party shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Company Obligations or the Lessor Obligations or the properties subject thereto; (c) the time or place of payment of the Company Obligations or the Lessor Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Construction Agent, the Lessee and any other party liable for payment under the Operative Agreements may be granted indulgences generally; (e) any of the provisions of the Notes, the Certificates or any of the other Operative Agreements may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Construction Agent, the Lessee or any other party liable for the payment of the Company Obligations or the Lessor Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Company Obligations or the Lessor Obligations, all without notice to or further assent by the Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         6B.4.    WAIVER OF RIGHTS.
                  ----------------

         The Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Section 6B by any benefitted party and of all extensions of credit or other Advances to the Construction Agent and the Lessee by the Lenders pursuant to the terms of the Operative Agreements; (b) presentment and demand for payment or performance of any of the Company Obligations or the Lessor Obligations; (c) protest and notice of dishonor or of default with respect to the Company Obligations, the Lessor Obligations or with respect to any security therefor; (d) notice of any benefitted party obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Company Obligations or the Lessor Obligations, or any benefitted party's subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; and (e) all other notices to which the Guarantor might otherwise be entitled. Notwithstanding anything to the contrary herein, the Guarantor's payments hereunder shall be due five (5) Business Days after written demand by the Agent for such payment (unless the Company Obligations or the Lessor Obligations are automatically accelerated pursuant to the applicable provisions of the Operative Agreements in which case the Guarantor's payments shall be automatically due).

         6B.5.    REINSTATEMENT.
                  -------------

         The obligations of the Guarantor under this Section 6B shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Company Obligations or the Lessor Obligations is rescinded or must be otherwise restored by any holder of any of the Company Obligations or the Lessor Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify each benefitted party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by any benefitted party in connection with such rescission or restoration, including without limitation any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         6B.6.    REMEDIES.
                  --------

         The Guarantor agrees that, as between the Guarantor, on the one hand, and each benefitted party, on the other hand, the Company Obligations or the Lessor Obligations may be declared to be forthwith due and payable as provided in the applicable provisions of the Operative Agreements (and shall be deemed to have become automatically due and payable in the circumstances provided therein) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Company Obligations or such Lessor Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Company Obligations or such Lessor Obligations being deemed to have become automatically due and payable), such Company Obligations or such Lessor Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor in accordance with the applicable provisions of the Operative Agreements.

         6B.7.    LIMITATION OF GUARANTY.

         Notwithstanding any provision to the contrary contained herein or in any of the other Operative Agreements, to the extent the obligations of the Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including without limitation because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of the Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including without limitation the Bankruptcy Code).

         Subject to Section 6B.5, upon the satisfaction of the Company Obligations and the Lessor Obligations in full, regardless of the source of payment, the Guarantor's obligations hereunder shall be deemed satisfied, discharged and terminated other than indemnifications set forth herein that expressly survive.

         6B.8.    PAYMENT OF AMOUNTS TO THE AGENT.

         Each benefitted party hereby instructs the Guarantor, and the Guarantor hereby acknowledges and agrees, that until such time as the Loans and the Holder Advances are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released any and all Rent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in
Section 8.7 hereof.


                     SECTION 7. PAYMENT OF CERTAIN EXPENSES.

         7.1.     TRANSACTION EXPENSES.

                  (a) The Lessor agrees on the Initial Closing Date, to pay, or cause to be paid, all Transaction Expenses arising from the Initial Closing Date, including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and incurred in connection with such Initial Closing Date, the initial fees and expenses of the Owner Trustee due and payable on such Initial Closing Date, all fees, taxes and expenses for the recording, registration and filing of documents and all other reasonable fees, expenses and disbursements incurred in connection with such Initial Closing Date; provided, however, the Lessor shall pay such amounts described in this Section 7.1(a) only if (i) such amounts are properly described in a Requisition delivered on or before the Initial Closing Date, and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On the Initial Closing Date after delivery and receipt of the Requisition referenced in Section 4.2(a) hereof and satisfaction of the other conditions precedent for such date, the

         Holders shall make Holder Advances and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this Section 7.1(a). The Lessee agrees to timely pay all amounts referred to in this Section 7.1(a) to the extent not paid by the Lessor.

                  (b) Assuming no Default or Event of Default shall have occurred and be continuing and only for the period prior to the Rent Commencement Date, the Lessor agrees on each Property Closing Date, on the date of any Construction Advance and on the Completion Date to pay, or cause to be paid, all Transaction Expenses including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and billed in connection with such Advance or such Completion Date, all amounts described in Section 7.1(a) of this Agreement which have not been previously paid, the annual fees and reasonable out-of-pocket expenses of the Owner Trustee, all fees, expenses and disbursements incurred with respect to the various items referenced in Sections 5.3, 5.4 and/or 5.5 (including without limitation any premiums for title insurance policies and charges for any updates to such policies) and all other reasonable fees, expenses and disbursements in connection with such Advance or such Completion Date including without limitation all expenses relating to and all fees, taxes and expenses for the recording, registration and filing of documents and during the Commitment Period, all fees, expenses and costs referenced in Sections 7.3(a), 7.3(b), 7.3(d) and 7.4; provided, however, the Lessor shall pay such amounts described in this Section 7.1(b) only if (i) such amounts are properly described in a Requisition delivered on the applicable date and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On each Property Closing Date, on the date of any Construction Advance or any Completion Date, after delivery of the applicable Requisition and satisfaction of the other conditions precedent for such date, the Holders shall make a Holder Advance and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this
         Section 7.1(b). The Lessee agrees to timely pay all amounts referred to in this Section 7.1(b) to the extent not paid by the Lessor.

                  (c) All fees payable pursuant to the Operative Agreements shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed.

         7.2.     BROKERS' FEES.
                  -------------

         The Lessee agrees to pay or cause to be paid any and all brokers' fees, if any, including without limitation any interest and penalties thereon, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements.

         7.3.     CERTAIN FEES AND EXPENSES.
                  -------------------------

         The Lessee agrees to pay or cause to be paid (a) the initial and annual Owner Trustee's fee and all reasonable expenses of the Owner Trustee and any co-trustees (including without limitation reasonable counsel fees and expenses) or any successor owner trustee and/or co-trustee, for acting as the owner trustee under the Trust Agreement, (b) all reasonable costs and expenses incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor regarding filings of Security Documents, in entering into any Lease Supplement and any future amendments, modifications, supplements, restatements and/or replacements with respect to any of the Operative Agreements, whether or not such Lease Supplement, amendments, modifications, supplements, restatements and/or replacements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by any Credit Party, the Agent, the Lenders, the Holders or the Lessor, (c) all reasonable costs and expenses incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in connection with any exercise of remedies under any Operative Agreement or any purchase of any Property by the Construction Agent, the Lessee or any third party and (d) all reasonable costs and expenses incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in connection with any transfer or conveyance of any Property, whether or not such transfer or conveyance is ultimately accomplished.

         7.4.     UNUSED FEE.
                  ----------

         During the Commitment Period, the Lessee agrees to pay or to cause to be paid to the Agent for the account of (a) the Lenders, respectively, an unused fee (the "Lender Unused Fee") equal to the product of the average daily Available Commitment of each Lender during the Commitment Period multiplied by the applicable rate set forth for Unused Fee in the definition of Applicable Percentage in accordance with the provisions set forth in such definition and
(b) the Holders, respectively, an unused fee (the "Holder Unused Fee") equal to the product of the average daily Available Holder Commitment of each Holder during the Commitment Period multiplied by the applicable rate set forth for Unused Fee in the definition of Applicable Percentage in accordance with the provisions set forth in such definition. Such Unused Fees shall be payable quarterly in arrears on each Unused Fee Payment Date. If all or a portion of any such Unused Fee shall not be paid when due, such overdue amount shall bear interest, payable by the Lessee on demand, at a rate per annum equal to the ABR plus the Applicable Percentage then applicable to Tranche B Loans which are ABR Loans (or in the case of Holder Yield, the ABR plus the Applicable Percentage then applicable to Holder Advances plus two percent (2%) from the date of such non-payment until such amount is paid in full (as well as before judgment).

         7.5.     ADMINISTRATIVE FEE.
                  ------------------

         The Lessee shall pay or cause to paid an administrative fee to the Agent (for its individual account) on the terms and conditions set forth in the Engagement Letter.

         7.6.     UPFRONT FEE.
                  -----------

         The Lessee, at its option, either (a) shall cause the Lessor to pay or
(b) to the extent such amounts are not otherwise paid by the Lessor, the Lessee shall timely pay, in either case on the Initial Closing Date an upfront fee in accordance with the terms and conditions set forth in the Upfront Fee Letter.

         7.7.     STRUCTURING FEE.
                  ---------------

         The Lessee shall pay or cause to be paid on or before the Initial Closing Date to the Agent for its own account, a structuring fee on the terms and conditions set forth in the Engagement Letter.


                   SECTION 8. OTHER COVENANTS AND AGREEMENTS.

         8.1.     COOPERATION WITH THE CONSTRUCTION AGENT OR THE LESSEE.
                  -----------------------------------------------------

         The Holders, the Lenders, the Lessor (at the direction of the Majority Secured Parties) and the Agent shall, at the expense of and to the extent reasonably requested by the Construction Agent or the Lessee (but without assuming additional liabilities on account thereof and only to the extent such is acceptable to the Holders, the Lenders, the Lessor (at the direction of the Majority Secured Parties) and the Agent in their reasonable discretion), cooperate with the Construction Agent or the Lessee in connection with the Construction Agent or the Lessee satisfying certain of its covenant obligations contained in the Operative Agreements (but only to the extent that the party from whom such cooperation is requested deems, in its reasonable discretion, such cooperation to be appropriate) including without limitation at any time and from time to time, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto).

         8.2.     COVENANTS OF THE OWNER TRUSTEE AND THE HOLDERS.
                  ----------------------------------------------

         Each of the Owner Trustee and the Holders hereby agrees that so long as this Agreement is in effect:

                  (a) Neither the Owner Trustee (in its trust capacity or in its individual capacity) nor any Holder will create or permit to exist at any time, and each of them will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties attributable to it;

                  (b) Without prejudice to any right under the Trust Agreement of the Owner Trustee to resign (subject to requirement set forth in the Trust Agreement that such resignation shall not be effective until a successor shall have agreed to accept such appointment), or the Holders' rights under the Trust Agreement to remove the institution acting as the Owner Trustee (after consent to such removal by the Agent as provided in the Trust Agreement), each of the Owner Trustee and the Holders hereby agrees with the Lessee and the Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article VIII of the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of any such party without the prior written consent of such party and
         (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect such party;

                  (c) The Owner Trustee or any successor may resign or be removed by the Holders as the Owner Trustee, a successor Owner Trustee may be appointed and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article IX of the Trust Agreement and, with respect to such appointment, with the consent of the Lessee (so long as there shall be no Lease Event of Default that shall have occurred and be continuing), which consent shall not be unreasonably withheld or delayed;

                  (d) The Owner Trustee, in its capacity as the Owner Trustee under the Trust Agreement, and not in its individual capacity, shall not contract for, create, incur or assume any Indebtedness, or enter into any business or other activity or enter into any contracts or agreements, other than pursuant to or under the Operative Agreements;

                  (e) The Holders will not instruct the Owner Trustee to take any action in violation of the terms of any Operative Agreement;

                  (f) Neither any Holder nor the Owner Trustee shall (i) commence any case, proceeding or other action with respect to the Owner Trustee under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Owner Trustee or for all or any substantial benefit of the creditors of the Owner Trustee; and neither any Holder nor the Owner Trustee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

                  (g) The Owner Trustee shall give prompt notice to the Lessee, the Holders and the Agent if the Owner Trustee's principal place of business, chief executive office, location for purposes of UCC, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103 or if it shall change its name;

                  (h) The Owner Trustee shall take or refrain from taking such actions and grant or refrain from granting such approvals with respect to the Operative Agreements and/or relating to any Property in each case as directed in writing by the Agent (until such time as the Loans are paid in full, and then by the Majority Holders) or, in connection with Sections 8.5 and 9.2 hereof, the Lessee; provided, however, that notwithstanding the foregoing provisions of this subparagraph (h) the Owner Trustee, the Agent, the Lenders and the Holders each acknowledge, covenant and agree that neither the Owner Trustee nor the Agent shall act or refrain from acting, regarding each Unanimous Vote Matter, until such party has received the approval of each Lender and each Holder affected by such matter; and

                  (i) The Owner Trustee authorizes the Agent to file fixture filings and/or financing statements with respect to any collateral under or pursuant to any Operative Agreement without the signature of the Owner Trustee in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under the applicable Operative Agreement.

         8.3.     CREDIT PARTY COVENANTS, CONSENT AND ACKNOWLEDGMENT.
                  --------------------------------------------------

                  (a) Each Credit Party acknowledges and agrees that the Owner Trustee, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create Liens respecting the various personal property, fixtures and real property described therein in favor of the Agent. Each Credit Party hereby irrevocably consents to the creation, perfection and maintenance of such Liens. Each Credit Party shall, to the extent reasonably requested by any of the other parties hereto, cooperate with the other parties in connection with their covenants herein or in the other Operative Agreements and shall from time to time duly execute and deliver any and all such future instruments, documents and financing statements (and continuation statements related thereto) as any other party hereto may reasonably request.

                  (b) The Lessor hereby instructs each Credit Party, and each Credit Party hereby acknowledges and agrees, that until such time as the Loans and the Holder Advances are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released (i) any and all Rent and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person (except for Excepted Payments) shall instead be paid directly to the Agent (on behalf of the Person entitled thereto) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof, (ii) all rights of the Lessor under the Lease shall be exercised by the Agent and (iii) each Credit Party shall cause all notices, certificates, financial statements, communications and other information which are delivered, or are required to be delivered, to the Lessor, to also be delivered at the same time to the Agent.

                  (c) No Credit Party shall consent to or permit any amendment, supplement or other modification of the terms or provisions of any Operative Agreement except in accordance with Section 12.4 of this Agreement.

                  (d) Each Credit Party hereby covenants and agrees that, except for amounts payable as Basic Rent, any and all payment obligations owing from time to time under the Operative Agreements by any Person to the Agent, any Lender, any Holder or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee and guaranteed by the other Credit Parties. Without limitation, such obligations of the Credit Parties shall include without limitation arrangement fees, administrative fees, participation fees, commitment fees, unused fees, breakage costs, prepayment penalties, indemnities, trustee fees and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by the Operative Agreements.

                  (e) The Lessee hereby covenants and agrees to cause an Appraisal or reappraisal (in form and substance satisfactory to the Agent and from an appraiser selected by the Agent) to be issued respecting any Property as requested by the Agent from time to time (i) at each and every time as such shall be required to satisfy any regulatory requirements imposed on the Agent, the Lessor, the Trust Company, any Lender and/or any Holder and (ii) after the occurrence of an Event of Default.

                  (f) [Intentionally Omitted].

                  (g) At any time the Lessor or the Agent is entitled under the Operative Agreements to possession of a Property or any component thereof, each of the Construction Agent and the Lessee hereby covenants and agrees, at its own cost and expense, to assemble and make the same available to the Agent (on behalf of the Lessor).

                  (h) [Intentionally Omitted].

                  (i) The Lessee hereby covenants and agrees that as of Completion (i) the Property Cost for each individual parcel of the Property shall be (A) no less than $5,000,000 and (B) no more than $200,000,000 and (ii) each parcel of the Property shall be a Permitted Facility.

                  (j) The Lessee hereby covenants and agrees that it shall give prompt notice to the Agent if the Lessee's location for purposes of the UCC shall cease to be One HealthSouth Parkway, Birmingham, Alabama 35243, and the Lessee shall specify its new location for purposes of the UCC in such notice. The Lessee hereby covenants and agrees that it shall give prompt notice to the Agent if the Lessee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at One HealthSouth Parkway, Birmingham, Alabama 35243 or if it shall change its name, and the Lessee shall specify its new principal place of business, chief executive office, such other office where the records concerning the accounts or control rights relating to any Property are kept and/or its new name in such notice.

                  (k) If there is more than one Property, unless the Agent otherwise agrees in writing, the Lessee hereby covenants and agrees that the aggregate Property Cost of Properties purchased for any reason by the Lessee prior to the Expiration Date shall not exceed ten percent (10%) of the aggregate Property Cost for all Properties funded during the Commitment Period.

                  (l) [Intentionally Omitted].

                  (m) The Lessee hereby covenants and agrees that the rights of the Lessee under this Agreement and the Lease shall not impair or in any way diminish the obligations of the Construction Agent and/or the rights of the Lessor under the Agency Agreement.

                  (n) [Intentionally Omitted].

                  (o) Each Credit Party shall promptly notify the Agent, or cause the Agent to be promptly notified, upon such Credit Party gaining knowledge of the occurrence of any Default or Event of Default which is continuing at such time. In any event, such notice shall be provided to the Agent within ten (10) days of when such Credit Party gains such knowledge.

                  (p) Until all of the obligations under the Operative Agreements have been finally and indefeasibly paid and satisfied in full and the Commitments and the Holder Commitments terminated unless consent has been obtained from the Majority Secured Parties, each Credit Party will:

                           (i) preserve and maintain its separate legal
                  existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation (or partnership, limited liability company or other such similar entity, as the case may be) and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect;

                           (ii) pay and perform all obligations of the Credit
                  Parties under the Operative Agreements and pay and perform (A) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (B) all other indebtedness, obligations and liabilities in accordance with customary trade practices, which if not paid would have a Material Adverse Effect; provided that any Credit Party may contest any item described in this Section 8.3(p)(ii) in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP;

                           (iii) to the extent failure to do so would have a
                  Material Adverse Effect, observe and remain in compliance with all applicable Laws and maintain in full force and effect all Governmental Actions, in each case applicable to the conduct of its business; keep in full force and effect all licenses, certifications or accreditations necessary for any Property to carry on its business; and not permit the termination of any insurance reimbursement program available to any Property; and

                           (iv) provided that the Agent, the Lenders and the
                  Holders use reasonable efforts to minimize disruption to the business of the Credit Parties and provide reasonable notice thereof unless a Lease Default or Lease Event of Default has occurred and is continuing, permit representatives of the Agent or any Lender or Holder, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including without limitation management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

                  (q) [Intentionally Omitted].

                  (r) Lessee shall perform any and all obligations of Lessor under, and cause Lessor to otherwise remain in full compliance with, the terms and provisions of each Ground Lease, if any.

                  (s) Promptly after obtaining any required architectural approvals by any business park or any other applicable entity with oversight responsibility for the applicable Improvements, the Construction Agent shall deliver to the Agent copies of the same.

                  (t) [Intentionally Omitted].

                  (u) The Lessee authorizes the Agent to file fixture filings and/or financing statements with respect to any collateral under or pursuant to any Operative Agreement without the signature of the Lessee in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under the applicable Operative Agreements.

                  (v) As soon as available, and in any event within ten (10) days of receipt of each statement or any correspondence regarding the Cash Collateral Account or at any other time requested by the Agent, Lessee shall deliver to the Agent a copy of such statement or correspondence.

                  (w) On the third anniversary of the Initial Closing Date, the Lessee shall purchase all of the Tranche A Notes from each of the Tranche A Lenders as of such date for an amount equal to the sum of (i) the then outstanding Tranche A Loans, (ii) all accrued but unpaid interest on the Tranche A Loans and to the extent the same is not duplicative of the amounts payable under (i) and (ii) above, all other Rent and other amounts then due and payable or accrued in favor of the Tranche A Lenders under the Agency Agreement, Lease and/or under any other Operative Agreement (including without limitation amounts under Sections 11.1 and 11.2 of the Participation Agreement and all costs and expenses of Lessor regarding such transfer of the Tranche A Notes).

                  (x) In the event Lessee or Lessor would otherwise be required to transfer or assign any license, certification or other similar document, including without limitation pursuant to Article 22 of the Lease, but is prohibited by any Legal Requirement, then Lessee shall, at Lessee's expense, take all reasonable actions requested by the Agent, Lessor or any third party transferee of the Property to assist such Person in obtaining all such licenses, certifications and other similar documents which are necessary or typical, for the operation of a hospital facility similar to the Property or which were held previously with respect to the Property.

                  (y) Lessee shall promptly, but in no event more than five (5) Business Days after a change in Rating deliver to the Agent written notice of such Rating change.

         8.4.     SHARING OF CERTAIN PAYMENTS.
                  ---------------------------

         Except for Excepted Payments, the parties hereto acknowledge and agree that all payments due and owing by any Credit Party to the Lessor under the Lease or any of the other Operative Agreements shall be made by such Credit Party directly to the Agent as more particularly provided in Section 8.3 hereof. The Lessor, the Holders, the Agent, the Lenders and the Credit Parties acknowledge the terms of Section 8.7 of this Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree, that all such payments and amounts are to be allocated as provided in Section 8.7 of this Agreement.

         8.5.     GRANT OF EASEMENTS, ETC.
                  -----------------------

         The Agent, the Lenders and the Holders hereby agree that, so long as no Event of Default shall have occurred and be continuing, the Owner Trustee shall, from time to time at the request of the Lessee (and with the prior consent of the Agent), in connection with the transactions contemplated by the Agency Agreement, the Lease or the other Operative Agreements, (i) grant easements and other rights in the nature of easements with respect to any Property, (ii) release existing easements or other rights in the nature of easements which are for the benefit of any Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, development, construction, testing or operation of any Property, including without limitation reciprocal easement agreements, construction contracts, operating agreements, development agreements, plats, replats or subdivision documents; provided, that each of the agreements referred to in this Section 8.5 shall be of the type normally executed by the Lessee in the ordinary course of the Lessee's business and shall be on commercially reasonable terms so as not to diminish the value of any Property in any material respect.

         8.6.     APPOINTMENT BY THE AGENT, THE LENDERS, THE HOLDERS AND THE
                  ----------------------------------------------------------
                  OWNER TRUSTEE.
                  -------------

         The Holders hereby appoint the Agent to act as collateral agent for the Holders in connection with the Lien granted by the Security Documents to secure the Holder Amount. The Lenders and the Holders acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Security Documents shall be exercised by the Agent on behalf of the Lenders and the Holders as directed from time to time by the Majority Secured Parties or, pursuant to Sections 8.2(h) and 12.4, all of the Lenders and the Holders, as the case may be; provided, in all cases, the Agent shall allocate payments and other amounts received in accordance with Section 8.7. The Agent is further appointed to provide notices under the Operative Agreements on behalf of the Owner Trustee (as determined by the Agent, in its reasonable discretion), to receive notices under the Operative Agreements on behalf of the Owner Trustee and (subject to Sections 8.5 and 9.2) to take such other action under the Operative Agreements on behalf of the Owner Trustee as the Agent shall determine in its reasonable discretion from time to time. The Agent hereby accepts such appointments. For purposes hereof, the provisions of Section 7 of the Credit Agreement, together with such other terms and provisions of the Credit Agreement and the other Operative Agreements as required for the full interpretation and operation of
Section 7 of the Credit Agreement are hereby incorporated by reference as if restated herein for the mutual benefit of the Agent and each Holder as if each Holder were a Lender thereunder. Outstanding Holder Advances and outstanding Loans shall each be taken into account for purposes of determining Majority Secured Parties. Further, the Agent shall be entitled to take such action on behalf of the Owner Trustee as is delegated to the Agent under any Operative Agreement (whether express or implied) as may be reasonably incidental thereto. The parties hereto hereby agree to the provisions contained in this Section 8.6. Any appointment of a successor agent under Section 7.9 of the Credit Agreement shall also be effective as an appointment of a successor agent for purposes of this Section 8.6.

         8.7.     COLLECTION AND ALLOCATION OF PAYMENTS AND OTHER AMOUNTS.
                  -------------------------------------------------------

                  (a) Each Credit Party has agreed pursuant to Section 5.10 and otherwise in accordance with the terms of this Agreement to pay to (i) the Agent any and all Rent and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person and (ii) each Person as appropriate the Excepted Payments. Promptly after receipt, the Agent shall apply and allocate, in accordance with the terms of this Section 8.7, such amounts received from any Credit Party and all other payments, receipts and other consideration of any kind whatsoever received by the Agent pursuant to the Security Agreement or otherwise received by the Agent, the Holders or any of the Lenders in connection with the Collateral, the Security Documents or any of the other Operative Agreements. Ratable distributions among the Lenders and the Holders under this Section 8.7 shall be made based on (in the case of the Lenders) the ratio of the outstanding Loans to the aggregate Property Cost and (in the case of the Holders) the ratio of the outstanding Holder Advances to the aggregate Property Cost. Ratable distributions among the Lenders (in situations where the Tranche A Lenders are not differentiated from the Tranche B Lenders) shall be made based on the ratio of the individual Lender's Loans outstanding to the aggregate of all the Lenders' Loans outstanding; provided, to the extent there are no Loans outstanding, such distributions shall be made based on the ratio of the individual Lender's Commitment to the aggregate of all the Lenders' Commitments. Ratable distributions among the Holders under this Section 8.7 shall be based on the ratio of the individual Holder's Holder Advances outstanding to the aggregate of all the Holders' Holder Advances outstanding; provided, to the extent there are not Holder Advances outstanding, such distributions shall be made based on the ratio of the individual Holder's Holder Commitment to the aggregate of all the Holders' Holder Commitments.

                  (b) Payments and other amounts received by the Agent from time to time in accordance with the terms of subparagraph (a) shall be applied and allocated as follows (subject in all cases to Section 8.7(c)):

                           (i) Any such payment or amount identified as or
                  deemed to be Basic Rent shall be applied and allocated by the Agent ratably to the Lenders and the Holders for application and allocation to the payment of interest on the Loans and thereafter the principal of the Loans which is due and payable on such date and to the payment of accrued Holder Yield with respect to the Holder Advances and thereafter the portion of the Holder Advances which is due on such date.

                           (ii) If on any date the Agent or the Lessor shall
                  receive any amount in respect of (A) any Casualty or Condemnation pursuant to Sections 15.1(a) or 15.1(g) of the Lease (excluding any payments in respect thereof which are payable to the Lessee in accordance with the Lease), or (B) the Termination Value in connection with the delivery of a Termination Notice pursuant to Article XVI of the Lease, or
                  (C) the Termination Value in connection with the exercise of the Purchase Option under Section 20.1 of the Lease or the exercise of the option of the Lessor to transfer the Properties to the Lessee pursuant to Section 20.3 of the Lease, or (D) any payment required to be made or elected to be made by the Construction Agent to the Lessor pursuant to the terms of the Agency Agreement, then in each case, the Lessor shall be required to pay such amount received (1) if no Acceleration has occurred, to prepay the principal balance of the Loans and the Holder Advances, on a pro rata basis, a portion of such amount to be distributed to the Lenders and the Holders or (2) if an Acceleration has occurred, to apply and allocate the proceeds respecting Sections 8.7(b)(ii)(A) through 8.7(b)(ii)(D) in accordance with Section 8.7(b)(iii) hereof.

                           (iii) An amount equal to any payment identified as
                  proceeds of the sale or other disposition (or lease upon the exercise of remedies) of the Properties or any portion thereof, whether pursuant to Article XXII of the Lease or the exercise of remedies under the Security Documents or otherwise, the execution of remedies set forth in the Lease and any payment in respect of excess wear and tear pursuant to
                  Section 22.3 of the Lease (whether such payment relates to a period before or after the Construction Period Termination
                  Date) shall be applied and allocated by the Agent first, ratably to the payment of the principal and interest of the Tranche B Loans then outstanding, second, ratably to the payment of the principal and interest of the Tranche A Loans then outstanding, third, ratably to the payment to the Holders of the outstanding principal balance of all Holder Advances plus all outstanding Holder Yield with respect to such outstanding Holder Advances, fourth, to any and all other amounts owing under the Operative Agreements to the Lenders under the Tranche B Loans, fifth, to any and all other amounts owing under the Operative Agreements to the Lenders under the Tranche A Loans, sixth, to any and all other amounts owing under the Operative Agreements to the Holders, and seventh, to the extent moneys remain after application and allocation pursuant to clauses first through sixth above, to the Owner Trustee for application and allocation to any and all other amounts owing to the Holders or the Owner Trustee and as the Holders shall determine; provided, where no Event of Default shall exist and be continuing and a prepayment is made for any reason with respect to less than the full amount of the outstanding principal amount of the Loans and the outstanding Holder Advances, the proceeds shall be applied and allocated ratably to the Lenders and to the Holders.

                           (iv) An amount equal to (A) any such payment pursuant
                  to Section 22.1(b) of the Lease (or otherwise) of the Maximum Residual Guarantee Amount (and any such lesser amount as may be required by Section 22.1(b) of the Lease) in respect of the Properties and any such payment which derives from the Cash Collateral Account and (B) any other amount payable upon any exercise of remedies after the occurrence of an Event of Default not covered by Sections 8.7(b)(i) or 8.7(b)(iii) above (including without limitation any amount received in connection with an Acceleration which does not represent proceeds from the sale or liquidation of the Properties) shall be applied and allocated by the Agent first, ratably, to the payment of the principal and interest balance of Tranche A Loans then outstanding, second, ratably to the payment of the principal and interest balance of the Tranche B Loans then outstanding, third, ratably to the payment of the principal balance of all Holder Advances plus all outstanding Holder Yield with respect to such outstanding Holder Advances, fourth, to the payment of any other amounts owing to the Lenders hereunder or under any of the other Operative Agreement, and fifth, to the extent moneys remain after application and allocation pursuant to clauses first through fourth above, to the Owner Trustee for application and allocation to Holder Advances and Holder Yield and any other amounts owing to the Holders or the Owner Trustee as the Holders shall determine.

                           (v) An amount equal to any such payment identified as
                  Supplemental Rent shall be applied and allocated by the Agent to the payment of any amounts then owing to the Agent, the Lenders, the Holders and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this Section 8.7(b)) as shall be determined by the Agent in its reasonable discretion; provided, however, that Supplemental Rent received upon the exercise of remedies after the occurrence and continuance of an Event of Default in lieu of or in substitution of the Maximum Residual Guarantee Amount or as a partial payment thereon shall be applied and allocated as set forth in Section 8.7(b)(iv).

                           (vi) Amounts paid by the Guarantor pursuant to
                  Section 6B shall be applied and allocated by the Agent in the same manner as the payment would have been applied and allocated if paid by the Construction Agent or the Lessee.

                           (vii) The Agent in its reasonable judgment shall
                  identify the nature of each payment or amount received by the Agent and apply and allocate each such amount in the manner specified above.

                           (viii) Notwithstanding any other provision of any
                  Operative Agreement, if with respect to a Construction Period Property any Advances were used to pay for Excluded Costs and the Lessee has properly elected the Sale Option and paid the Maximum Residual Guarantee Amount and all other amounts due, then upon the sale of such Property an amount equal to the proceeds from the sale of such Property plus the Maximum Residual Guarantee Amount shall be applied in accordance with

                  Section 8.7 (b) (iii) up to the Adjusted Property Cost of such Property. After distribution of an amount equal to the sales proceeds pursuant to the preceding sentence with respect to such Property plus the Maximum Residual Guarantee Amount, the remaining sales proceeds, if any, shall be distributed first, to the Lessee up to the Maximum Residual Guarantee Amount previously paid by the Lessee (and not reclaimed) with respect to such Property, second, ratably to the payment of the principal and interest of the Tranche B Loans then outstanding, third, ratably to the payment of the principal and interest of the Tranche A Loans then outstanding, fourth, ratably to the payment to the Holders of the outstanding principal balance of and Holder Yield on all outstanding Holder Advances, fifth, to any and all other amounts owing under the Operative Agreements to the Lenders under the Tranche B Loans, sixth, to any and all other amounts owing under the Operative Agreements to the Lenders under the Tranche A Loans, seventh, to any and all other amounts owing under the Operative Agreements to the Holders, eighth, to any and all other amounts owing under the Operative Agreements to any Financing Party, and ninth, to the Lessee.

                  (c) Notwithstanding any other provision of any Operative Agreement, payment of principal, interest or any other amounts payable with respect to the Tranche A Loans held by any Credit Party or any of such Credit Party's Affiliates or assignees shall be subordinated to all other amounts owed to any other Financing Party whether by acceleration or otherwise upon the occurrence and continuance of an Event of Default. With respect to an election of Section 5.18(b) in this Agreement, all proceeds resulting from the right, title and interest of the Financing Parties in the applicable Construction Period Property shall be for the sole benefit of the Financing Parties, and the Lessee shall have no further right, title or interest therein. Except as described in the prior sentence, upon the payment in full of the Loans, the Holder Advances and all other amounts then due and owing by the Owner Trustee hereunder or under any Credit Document and the payment in full of all other amounts then due and owing to the Lenders, the Holders, the Agent, the Owner Trustee and the other Financing Parties pursuant to the Operative Agreements, any moneys remaining with the Agent shall be returned to the Lessee. It is agreed that, prior to the application and allocation of amounts received by the Agent in the order described in Section 8.7(b) above or any distribution of money to the Lessee, any such amounts shall first be applied and allocated to the payment of (i) any and all sums advanced by the Agent in order to preserve the Collateral or to preserve its Lien thereon, (ii) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Agent of its rights under the Security Documents, together with reasonable attorneys' fees and expenses and court costs and (iii) any and all other amounts reasonably owed to the Agent under or in connection with the transactions contemplated by the Operative Agreements (including without limitation any accrued and unpaid administration fees).

         8.8.     RELEASE OF PROPERTIES, ETC.
                  --------------------------

         If the Lessee shall at any time purchase any Property pursuant to the Lease, or the Construction Agent shall purchase any Property pursuant to the

Agency Agreement, or if any Property shall be sold in accordance with Article XXII of the Lease, then, upon satisfaction by the Owner Trustee of its obligation to prepay the Loans, Holder Advances and all other amounts owing to the Lenders and the Holders under the Operative Agreements, the Agent is hereby authorized and directed to release such Property from the liens created by the Security Documents to the extent of its interest therein. In addition, upon the termination of the Commitments and the Holder Commitments and the payment in full of the Loans, the Holder Advances and all other amounts owing by the Owner Trustee and the Lessee hereunder or under any other Operative Agreement the Agent is hereby authorized and directed to release all of the Properties from the Liens created by the Security Documents to the extent of its interest therein. Upon request of the Owner Trustee following any such release, the Agent shall, at the sole cost and expense of the Lessee, execute and deliver to the Owner Trustee and the Lessee such documents as the Owner Trustee or the Lessee shall reasonably request to evidence such release.


                SECTION 9. CREDIT AGREEMENT AND TRUST AGREEMENT.

         9.1.     THE CONSTRUCTION AGENT'S AND THE LESSEE'S CREDIT AGREEMENT
                  ----------------------------------------------------------
                  RIGHTS.
                  ------

         Notwithstanding anything to the contrary contained in the Credit Agreement, the Agent, the Lenders, the Holders, the Credit Parties and the Owner Trustee hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent or the Lessee, as the case may be, shall have the following rights:

                  (a) the right to designate an account to which amounts funded under the Operative Agreements shall be credited pursuant to Section 2.3(a) of the Credit Agreement;

                  (b) the right to terminate or reduce the Commitments pursuant to Section 2.5(a) of the Credit Agreement;

                  (c) the right to exercise the conversion and continuation options pursuant to Section 2.7 of the Credit Agreement;

                  (d) the right to receive any notice and any certificate, in each case issued pursuant to Section 2.11(a) of the Credit Agreement;

                  (e) the right to replace any Lender pursuant to Section 2.11(b) of the Credit Agreement; and

                  (f) the right to approve any successor agent pursuant to
         Section 7.9 of the Credit Agreement.

         9.2.     THE CONSTRUCTION AGENT'S AND THE LESSEE'S TRUST AGREEMENT
                  ---------------------------------------------------------
                  RIGHTS.
                  ------

         Notwithstanding anything to the contrary contained in the Trust Agreement, the Credit Parties, the Owner Trustee and the Holders hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent or the Lessee, as the case may be, shall have the following rights:

                  (a) the right to exercise the conversion and continuation options pursuant to Section 3.8 of the Trust Agreement;

                  (b) the right to receive any notice and any certificate, in each case issued pursuant to Section 3.9(a) of the Trust Agreement;

                  (c) the right to replace any Holder pursuant to Section 3.9(b) of the Trust Agreement;

                  (d) the right to exercise the removal options contained in
         Section 9.1 of the Trust Agreement; provided, however, that no removal of the Owner Trustee and appointment of a successor Owner Trustee by the Holders pursuant to Section 9.1 of the Trust Agreement shall be made without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee.


                        SECTION 10. TRANSFER OF INTEREST.

         10.1.    RESTRICTIONS ON TRANSFER.
                  ------------------------

         Each Lender may participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements in accordance with Sections 9.7 and 9.8 of the Credit Agreement; provided, each participant, assignee or transferee must obtain the same ratable interest in Tranche A Loans, Tranche A Commitments, Tranche B Loans and Tranche B Commitments (and to the extent the selling Lender is also a Holder (or an Affiliate of a Holder), each such participant, assignor or transferee must also obtain the same ratable interest in and to the Holder Advances, Holder Commitments and the Trust Estate); provided, further, that each Lender that participates, assigns or transfers all or a portion of its interest hereunder and under the other Operative Agreements shall deliver to the Agent a copy of each participation agreement in form and substance reasonably satisfactory to the Agent (in the case of a participation) and a copy of each Assignment and Acceptance (as referenced in Section 9.8 of the Credit Agreement, in the case of an assignment or other transfer) for purposes of maintaining the Register. The Holders may, directly or indirectly, assign, convey or otherwise transfer any of their right, title or interest in or to the Trust Estate or the Trust Agreement in accordance with the terms of Section 11.8(b) of the Trust Agreement; provided, to the extent the selling Holder is also a Lender (or an Affiliate of a Lender), each such assignee, receiver of a conveyance or other transferee must also obtain the same ratable interest in and to the Tranche A Loans, Tranche A Commitments, Tranche B Loans and Tranche B Commitments. The Owner Trustee may, subject to the rights of the Lessee under the Lease and the other Operative Agreements and to the Lien of the applicable Security Documents but only with the prior written consent of the Agent (which consent may be withheld by the Agent in its sole discretion) and (provided, no Default or Event of Default has occurred and is continuing) with the consent of the Lessee, directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of its right, title or interest in or to any Property, the Lease, the Trust Agreement and the other Operative Agreements (including without limitation any right to indemnification thereunder), or any other document relating to a Property or any interest in a Property as provided in the Trust Agreement and the Lease. The provisions of the immediately preceding sentence shall not apply to the obligations of the Owner Trustee to transfer Property to the Lessee or a third party purchaser pursuant to Article XXII of the Lease upon payment for such Property in accordance with the terms and conditions of the Lease. No Credit Party may assign any of the Operative Agreements or any of their respective rights or obligations thereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent, the Lenders, the Holders, the Lessor and the Lessee.

         10.2.    EFFECT OF TRANSFER.
                  ------------------

         From and after any transfer effected in accordance with this Section 10, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor shall remain liable hereunder and under such other documents to the extent that the transferee shall not have assumed the obligations of the transferor thereunder. Upon any transfer by the Owner Trustee, a Holder or a Lender as above provided, any such transferee shall assume the obligations of the Owner Trustee, the Holder or the Lender, as the case may be, and shall be deemed an "Owner Trustee", "Holder", or "Lender", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this
Section 10, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including without limitation rights to indemnification under any such document.


                          SECTION 11. INDEMNIFICATION.

         11.1.    GENERAL INDEMNITY.
                  -----------------

         Subject to the provisions of Section 11.7, whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person by any third party, including without limitation Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction, as opposed to gross negligence or willful misconduct imputed to such Indemnified Person) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to any Property or any component thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of
(a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, refurbishment, development, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, occupancy, operation, maintenance repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of any Property or any part thereof, including without limitation the acquisition, holding or disposition of any interest in the Property, lease or agreement comprising a portion of any thereof; (b) any latent or other defects in any Property or any portion thereof whether or not discoverable by an Indemnified Person or the Indemnity Provider; (c) a violation of Environmental Laws, Environmental Claims or other loss of or damage to any property or the environment relating to the Property, the Lease, the Agency Agreement or the Indemnity Provider; (d) the Operative Agreements, or any transaction contemplated thereby; (e) any breach by the Indemnity Provider of any of its representations or warranties under the Operative Agreements to which the Indemnity Provider is a party or failure by the Indemnity Provider to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; (f) the transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; (g) personal injury, death or property damage, including without limitation Claims based on strict or absolute liability in tort; and (h) any fees, expenses and/or other assessments by any business park or any other applicable entity with oversight responsibility for the applicable Property.

         If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified Person shall endeavor to, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure precludes in all respects the Indemnity Provider from contesting such Claim.

         If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including without limitation by pursuit of appeals) (provided, however, that (A) if such Claim, in the Indemnity Provider's reasonable discretion, can be pursued by the Indemnity Provider on behalf of or in the name of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim (and notwithstanding the provisions of the foregoing subsection (A)), the Indemnified Person may request the Indemnity Provider to conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld;

provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict of interest between such Indemnified Person and the Indemnity Provider)) by, in the sole discretion of the Person conducting and controlling the response to such Claim
(1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

         The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section
11.1 by way of indemnification or advance for the payment of an amount regarding such Claim.

         Notwithstanding the foregoing provisions of this Section 11.1, an Indemnified Person shall not be required to take any action and the Indemnity Provider shall not be permitted to respond to any Claim in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including without limitation all reasonable legal, accounting and investigatory fees and disbursements and the Indemnity Provider shall have agreed that the Claim is an indemnifiable Claim hereunder, (B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised for which the Indemnity Provider may be liable to pay an indemnity under this Section 11.1) exceeds $25,000 (or such lesser amount as may be subsequently agreed between the Indemnity Provider and the Indemnified Person), (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person) prior to the date such payment is due, (E) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent counsel selected by the Indemnity Provider and reasonably satisfactory to the Indemnified Person stating that a reasonable basis exists to contest such Claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (F) no Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 11.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent counsel selected by the Indemnity Provider and reasonably acceptable to the Indemnified Person stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest. In no event shall the Indemnity Provider be permitted to adjust or settle any Claim without the consent of the Indemnified Person to the extent any such adjustment or settlement involves, or is reasonably likely to involve, any performance by or adverse admission by or with respect to the Indemnified Person.

         11.2.    GENERAL TAX INDEMNITY.
                  ---------------------

                  Subject to the provisions of Section 11.7:

                  (a) The Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.

                  (b) Notwithstanding anything to the contrary in Section 11.2(a) hereof, the following shall be excluded from the indemnity required by Section 11.2(a):

                           (i) Taxes (other than Taxes that are, or are in the
                  nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Indemnified Person (other than the Lessor, the Owner Trustee and the Trust) by the United States federal government that are based on or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided, that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                           (ii) Taxes (other than Taxes that are, or are in the
                  nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on any Indemnified Person (other than the Lessor, the Owner Trustee and the Trust) by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided that such Taxes shall not be excluded under this subparagraph (ii) to the extent such Taxes would have been imposed had the location, possession or use of any Property in, the location or the operation of the Lessee in, or the

                  Lessee's making payments under the Operative Agreements from, the jurisdiction imposing such Taxes been the sole connection between such Indemnified Person and the jurisdiction imposing such Taxes; provided, further, that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                           (iii) any Tax to the extent it relates to any act,
                  event or omission that occurs after the termination of the Lease and redelivery or sale of the Property in accordance with the terms of the Lease (but not any Tax that relates to such termination, redelivery or sale and/or to any period prior to such termination, redelivery or sale); and

                           (iv) any Taxes which are imposed on an Indemnified
                  Person as a result of the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction (as opposed to gross negligence or willful misconduct imputed to such Indemnified Person), but not Taxes imposed as a result of ordinary negligence of such Indemnified Person;

                  (c) (i) Subject to the terms of Section 11.2(f), the Indemnity Provider shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

                           (ii) In the case of Impositions for which no contest
                  is conducted pursuant to Section 11.2(f) and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including without limitation the computation of the amount payable), accompanied by receipts or other reasonable evidence of such demand. In the case of Impositions for which a contest is conducted pursuant to Section 11.2(f), the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 11.2(f).

                           (iii) At the Indemnity Provider's request, the amount
                  of any indemnification payment by the Indemnity Provider pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider's favor of fifteen percent (15%) or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

                  (d) The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of each Property and any other tax returns required for the Owner Trustee respecting the transactions described in the Operative Agreements. In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) and of which the Indemnity Provider has knowledge or should have knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to prepare and file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in the Indemnity Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection (a), provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a). Such Indemnified Person shall, upon the Indemnity Provider's request and at the Indemnity Provider's expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Indemnity Provider) with respect to each Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports.

                  (e) As between the Indemnity Provider on one hand, and each Financing Party on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless each Financing Party (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes or similar levies, imposts, charges, fees, deductions or withholdings (collectively, "Withholdings") imposed in respect of the interest payable on the Notes, Holder Yield payable on the Certificates or with respect to any other payments under the Operative Agreement (all such payments being referred to herein as "Exempt Payments" to be made without deduction, withholding or set off) (and, if any Financing Party receives a demand for such payment from any taxing authority or a Withholding is otherwise required with respect to any Exempt Payment, the Indemnity Provider shall discharge such demand on behalf of such Financing Party); provided, however, that the obligation of the Indemnity Provider under this Section 11.2(e) shall not apply to:

                           (i) Withholdings on any Exempt Payment to any
                  Financing Party which is a non-U.S. Person unless such Financing Party is, on the date hereof (or on the date it becomes a Financing Party hereunder) and on the date of any change in the principal place of business or the lending office of such Financing Party, entitled to submit a W-8BEN or W-8ECI (relating to such Financing Party and entitling it to a complete exemption from Withholding on such Exempt Payment) or is otherwise subject to exemption from Withholding with respect to such Exempt Payment (except where the failure of the exemption results from a change in the principal place of business of the Lessee; provided if a failure of exemption for any Financing Party results from a change in the principal place of business or lending office of any other Financing Party, then such other Financing Party shall be liable for any Withholding or indemnity with respect thereto), or

                           (ii) Any U.S. Taxes imposed solely by reason of the
                  failure by a non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

         For the purposes of this Section 11.2(e), (A) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "Form W-8BEN" shall mean Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholdings) of the Department of the Treasury of the United States of America and (D) "Form W-8ECI" shall mean Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates). Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

                  If a Financing Party or an Affiliate with whom such Financing Party files a consolidated tax return (or equivalent) subsequently receives the benefit in any country of a tax credit or an allowance resulting from U.S. Taxes with respect to which it has received a payment of an additional amount under this Section 11.2(e), such Financing Party will pay to the Indemnity Provider such part of that benefit as in the opinion of such Financing Party will leave it (after such payment) in a position no more and no less favorable than it would have been in if no additional payment had been required to be paid, provided always that (i) such Financing Party will be the sole judge of the amount of any such benefit and of the date on which it is received,
         (ii) such Financing Party will have the absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it and (iii) such Financing Party will not be obliged to disclose to the Borrower any information regarding its tax affairs or tax computations.

                  Each non-U.S. Person that shall become a Financing Party after the date hereof shall, upon the effectiveness of the related transfer or otherwise upon becoming a Financing Party hereunder, be required to provide all of the forms and statements referenced above or other evidences of exemption from Withholdings.

                  (f) If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Impositions, the provisions in Section 11.1 relating to notification and rights to contest shall apply; provided, however, that the Indemnity Provider shall have the right to conduct and control such contest only if such contest involves a Tax other than a Tax on net income of the Indemnified Person and can be pursued independently from any other proceeding involving a Tax liability of such Indemnified Person.

         11.3.    INCREASED COSTS, ILLEGALITY, ETC.
                  --------------------------------

         Subject to the provisions of Section 11.7:

                  (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request hereafter adopted, promulgated or made by any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Financing Party of agreeing to make or making, funding or maintaining Advances, then the Lessee shall from time to time, upon demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.11 of the Credit Agreement and
         3.9 of the Trust Agreement, as the case may be), pay to the Agent for the account of such Financing Party additional amounts sufficient to compensate such Financing Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Lessee and the Agent by such Financing Party, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Financing Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law, but in each case promulgated or made after the date hereof) affects or would affect the amount of capital required or expected to be maintained by such Financing Party or any corporation controlling such Financing Party and that the amount of such capital is increased by or based upon the existence of such Financing Party's commitment to make Advances and other commitments of this type or upon the Advances, then, upon demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.11 of the Credit Agreement and 3.9 of the Trust Agreement), the Lessee shall pay to the Agent for the account of such Financing Party, from time to time as specified by such Financing Party, additional amounts sufficient to compensate such Financing Party or such corporation in the light of such circumstances, to the extent that such Financing Party reasonably determines such increase in capital to be allocable to the existence of such Financing Party's commitment to make such Advances. A certificate as to such amounts submitted to the Lessee and the Agent by such Financing Party shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Without affecting its rights under Sections 11.3(a), 11.3(b) or any other provision of any Operative Agreement, each Financing Party agrees that if there is any increase in any cost to or reduction in any amount receivable by such Financing Party with respect to which the Lessee would be obligated to compensate such Financing Party pursuant to Sections 11.3(a) or 11.3(b), such Financing Party shall use reasonable efforts to select an alternative office for Advances which would not result in any such increase in any cost to or reduction in any amount receivable by such Financing Party; provided, however, that no Financing Party shall be obligated to select an alternative office for Advances if such Financing Party determines that
         (i) as a result of such selection such Financing Party would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or materially inconsistent with the interests of such Financing Party.

                  (d) With reference to the obligations of the Lessee set forth in Sections 11.3(a) through 11.3(c), the Lessee shall not have any obligation to pay to any Financing Party amounts owing under such Sections for any period which is more than one (1) year prior to the date upon which the request for payment therefor is delivered to the Lessee.

                  (e) Notwithstanding any other provision of this Agreement, if any Financing Party shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Financing Party to perform its obligations hereunder to make or maintain Eurodollar Loans or Eurodollar Holder Advances, as the case may be, then (i) each Eurodollar Loan or Eurodollar Holder Advance, as the case may be, will automatically, at the earlier of the end of the Interest Period for such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, or the date required by law, convert into an ABR Loan or an ABR Holder Advance, as the case may be, and (iii) the obligation of the Financing Parties to make, convert or continue Eurodollar Loans or Eurodollar Holder Advances, as the case may be, shall be suspended until the Agent shall notify the Lessee that such Financing Party has determined that the circumstances causing such suspension no longer exist.

         11.4.    FUNDING/CONTRIBUTION INDEMNITY.
                  ------------------------------

         Subject to the provisions of Section 11.7 hereof, Section 2.11(a) of the Credit Agreement and 3.9(a) of the Trust Agreement, as the case may be, the Lessee agrees to indemnify each Financing Party and to hold each Financing Party harmless from any loss or reasonable expense which such Financing Party may sustain or incur as a consequence of (a) any default in connection with the drawing of funds for any Advance, (b) any default in making any prepayment after a notice thereof has been given in accordance with the provisions of the Operative Agreements or (c) the making of a voluntary or involuntary payment of Eurodollar Loans or Eurodollar Holder Advances, as the case may be, on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (x) the amount of interest or Holder Yield, as the case may be, which would have accrued on the amount so paid, or not so borrowed, accepted, converted or continued for the period from the date of such payment or of such failure to borrow, accept, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, accept, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable Eurodollar Rate plus the Applicable Percentage for such Loan or Holder Advance, as the case may be, for such Interest Period over (y) the amount of interest (as determined by such Financing Party in its reasonable discretion) which would have accrued to such Financing Party on such amount by (i) (in the case of the Lenders) reemploying such funds in loans of the same type and amount during the period from the date of payment or failure to borrow to the last day of the then applicable Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) and (ii) (in the case of the Holders) placing such amount on deposit for a comparable period with leading banks in the relevant interest rate market. This covenant shall survive the termination of the Operative Agreements and the payment of all other amounts payable hereunder.

         11.5.    EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT
                  -------------------------------------------------------
                  LIABILITY, ETC.
                  --------------

         SUBJECT TO THE PROVISIONS OF SECTION 11.7, WITHOUT LIMITING THE GENERALITY OF THE INDEMNIFICATION PROVISIONS OF ANY AND ALL OF THE OPERATIVE AGREEMENTS, EACH PERSON PROVIDING INDEMNIFICATION OF ANOTHER PERSON UNDER ANY OPERATIVE AGREEMENT HEREBY FURTHER EXPRESSLY RELEASES EACH BENEFICIARY OF ANY SUCH INDEMNIFICATION FROM ALL CLAIMS FOR LOSS OR DAMAGE, DESCRIBED IN ANY OPERATIVE AGREEMENT, CAUSED BY ANY ACT OR OMISSION ON THE PART OF ANY SUCH BENEFICIARY ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY, AND INDEMNIFIES, EXONERATES AND HOLDS EACH SUCH BENEFICIARY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, CLAIMS, LOSSES, COSTS, LIABILITIES, DAMAGES AND EXPENSES (INCLUDING WITHOUT LIMITATION ATTORNEY'S FEES AND EXPENSES), DESCRIBED ABOVE, INCURRED BY ANY SUCH BENEFICIARY (IRRESPECTIVE OF WHETHER ANY SUCH BENEFICIARY IS A PARTY TO THE ACTION FOR WHICH INDEMNIFICATION UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT IS SOUGHT) ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY.

         11.6.    ADDITIONAL PROVISIONS REGARDING ENVIRONMENTAL INDEMNIFICATION.
                  -------------------------------------------------------------

         Each and every Indemnified Person shall at all times have the rights and benefits, and the Indemnity Provider shall have the obligations, in each case provided pursuant to the Operative Agreements with respect to environmental matters, violations of any Environmental Law, any Environmental Claim or other loss of or damage to any property or the environment relating to any Property, the Lease, the Agency Agreement or the Indemnity Provider (including without limitation the rights and benefits provided pursuant to Section 11.1(c)).

         11.7.    INDEMNITY PRIOR TO COMPLETION DATE.
                  ----------------------------------

         The Owner Trustee shall be the only beneficiary of the provisions set forth in Sections 11.1, 11.2, 11.3, 11.4 and 11.5 with respect to any Claim arising thereunder for the period prior to the Completion Date related to the applicable Property. Notwithstanding the foregoing, to the extent that the Owner Trustee becomes obligated to any Indemnified Person pursuant to the next succeeding paragraph of Section 11.7, the Owner Trustee shall only be obligated to make such payments to the extent the Lenders and Holders make Advances for such payments, provided, no Requisition shall be required for the Lenders and Holders to make such payments. To the extent any such Claim arising pursuant to
Section 11.1 does not arise in connection with any Construction Agency Person's acts or a failure to act while any Construction Agency Person is in possession or control of the applicable Construction Period Property, then amounts paid by Advances prior to the Completion Date for such Claim shall be an Excluded Cost (such amounts paid shall be referred to as the "Excluded Indemnity Amount").

         To the extent the Indemnity Provider is not obligated to indemnify any Indemnified Person with respect to Claims arising under Sections 11.1, 11.2, 11.3, 11.4 or 11.5, prior to the Completion Date related to the applicable Property, the Owner Trustee shall provide such indemnities in favor of such Indemnified Person in accordance with the relevant provisions of Sections 11.1, 11.2, 11.3, 11.4 or 11.5 as the case may be, but the Owner Trustee shall only be obligated to make such payments to the extent the Lenders and Holders make Advances for such payments, provided, no Requisition shall be required for the Lenders and Holders to make such payments.

         THE INDEMNITY OBLIGATIONS UNDERTAKEN BY THE OWNER TRUSTEE PURSUANT TO THIS SECTION 11.7 ARE IN ALL RESPECTS SUBJECT TO THE LIMITATIONS ON LIABILITY REFERENCED IN SECTION 12.9.


                           SECTION 12. MISCELLANEOUS.

         12.1.    SURVIVAL OF AGREEMENTS.
                  ----------------------

         The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of any Property to the Owner Trustee, the acquisition of any Property (or any of its components), the construction of any Improvements, the Completion of any Property, any disposition of any interest of the Owner Trustee in any Property or any interest of the Holders in the Trust Estate, the payment of the Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of one or more Operative Agreements.

         12.2.    NOTICES.
                  -------

         All notices required or permitted to be given under any Operative Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

                  If to the Construction Agent or the Lessee, to such entity at the following address:

                           HEALTHSOUTH Medical Center, Inc.
                           One HealthSouth Parkway
                           Birmingham, Alabama 35243
                           Attention: Malcolm E. McVay
                           Telephone: (205) 969-6140
                           Telecopy:  (205) 969-4620

                  With a copy to:

                           HEALTHSOUTH Medical Center, Inc.
                           One HealthSouth Parkway
                           Birmingham, Alabama 35243
                           Attention: William W. Horton
                           Telephone: (205) 969-4977
                           Telecopy:  (205) 969-4730

                  If to the Guarantor, to such entity at the following address:

                           HEALTHSOUTH Corporation
                           One HealthSouth Parkway
                           Birmingham, Alabama 35243
                           Attention: Malcolm E. McVay
                           Telephone: (205) 969-6140
                           Telecopy:  (205) 969-4620

                  With a copy to:

                           HEALTHSOUTH Corporation
                           One HealthSouth Parkway
                           Birmingham, Alabama 35243
                           Attention: William W. Horton
                           Telephone: (205) 969-4977
                           Telecopy:  (205) 969-4730

                  If to the Owner Trustee, to it at the following address:

                           State Street Bank and Trust Company of Connecticut,
                             National Association
                           225 Asylum Street, Goodwin Square
                           Hartford, CT 06103
                           Attention: Corporate Trust Department
                           Telecopy:  (860) 244-1889

                  With a copy to:

                           State Street Bank and Trust Company
                           2 Avenue de Lafayette
                           Boston, MA 02111
                           Attn:  Corporate Trust Department
                           Reference: HealthSouth
                           Telephone: (617) 662-1802
                           Telecopy:  (617) 662-1465
                           E-mail: daibrahim@statestreet.com

                  If to the Holders, to each such Holder at the address set forth for such Holder on Schedule I of the Trust Agreement.

                  If to the Agent, to it at the following address:

                           First Union National Bank
                           c/o Wachovia Securities, Inc.
                           301 South College Street, TW-14
                           Charlotte, North Carolina 28288-5604
                           Attention: Gabrielle Altschuler
                           Telephone: (704) 383-1967
                           Telecopy:  (704) 383-8108
                           E-mail: gabrielle.altschuler@wachovia.com

                  If to any Lender, to it at the address set forth for such Lender in Schedule 2.1 of the Credit Agreement.

                  From time to time any party may designate additional parties and/or another address for notice purposes by notice to each of the other parties hereto. Each notice hereunder shall be effective upon receipt or refusal thereof.

         12.3.    COUNTERPARTS.
                  ------------

         This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one (1) and the same instrument.

         12.4.    TERMINATIONS, AMENDMENTS, WAIVERS, ETC.; UNANIMOUS VOTE
                  -------------------------------------------------------
                  MATTERS.
                  -------

         Each Basic Document may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by, subject to Article VIII of the Trust Agreement regarding termination of the Trust Agreement, the Majority Secured Parties and each Credit Party (to the extent such Credit Party is a party to such Basic Document); provided, to the extent no Default or Event of Default shall have occurred and be continuing, the Majority Secured Parties shall not amend, supplement, waive or modify any provision of any Basic Document in such a manner as to adversely affect the rights of any Credit Party without the prior written consent (not to be unreasonably withheld or delayed) of such Credit Party. Each Operative Agreement which is not a Basic Document may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by the parties thereto and (without the consent of any other Financing Party) the Agent. In addition, the Unanimous Vote Matters shall require the consent of each Lender and each Holder affected by such matter. At no time shall any Credit Party (acting as a Financing Party) have any right to consent or to withhold consent with regard to any matter concerning any Operative Agreement.

         Notwithstanding the foregoing, no such termination, amendment, supplement, waiver or modification shall, without the consent of the Agent and, to the extent affected thereby, each Lender, except each Credit Party or any of such Credit Party's Affiliates or assignees who may be a Lender from time to time, and each Holder (collectively, the "Unanimous Vote Matters") (i) reduce the Lender Commitments and/or the Holder Commitments (except for a pro-rata reduction in each such commitment of the Lenders and the Holders or as otherwise provided in Section 2.5 of the Credit Agreement and Section 3.1(e) of the Trust Agreement), extend the scheduled date of maturity of any Note, extend the scheduled Expiration Date, extend the Construction Period Termination Date, extend any payment date of any Note or Certificate, reduce the stated rate of interest payable on any Note, reduce the stated Holder Yield payable on any Certificate (other than as a result of waiving the applicability of any post-default increase in interest rates or Holder Yields), modify the priority of any Lien in favor of the Agent under any Security Document, subordinate any obligation owed to such Lender or Holder, reduce any Lender Unused Fees or any Holder Unused Fees payable to such Lender or Holder (as the case may be) under the Participation Agreement, extend the scheduled date of payment of any Lender Unused Fees or any Holder Unused Fees payable to such Lender or Holder (as the case may be) or extend the expiration date of such Lender's Commitment or the Holder Commitment of such Holder, or (ii) terminate, amend, supplement, waive or modify any provision of this Section 12.4 or reduce the percentages specified in the definitions of Majority Lenders, Majority Holders or Majority Secured Parties, or consent to the assignment or transfer by the Owner Trustee of any of its rights and obligations under any Credit Document or release a material portion of the Collateral (except in accordance with Section 8.8) or release any Credit Party from its obligations under any Operative Agreement or otherwise alter any payment obligations of any Credit Party to the Lessor or any Financing Party under the Operative Agreements, or (iii) terminate, amend, supplement, waive or modify any provision of Section 7 of the Credit Agreement, or (iv) permit Advances for Work in excess of the Construction Budget, or (v) eliminate the automatic option under Section 5.3(b) of the Agency Agreement requiring that the Construction Agent pay certain liquidated damages in exchange for the conveyance of a Property to the Construction Agent. Any such termination, amendment, supplement, waiver or modification shall apply equally to each of the Lenders and the Holders and shall be binding upon all the parties to this Agreement. In the case of any waiver, each party to this Agreement shall be restored to its former position and rights under the Operative Agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The parties to this Agreement agree that any increase in the Lender Commitments and/or any increase in the Holder Commitments shall be a matter decided by the Majority Secured Parties and not as a Unanimous Vote Matter; provided, however, no individual Lender's Commitment nor any Holder's Holder Commitment shall be increased without such party's express consent, in each such party's sole discretion.

         If at a time when the conditions precedent set forth in the Operative Agreements to any Loan are, in the opinion of the Majority Lenders, satisfied, any Lender shall fail to fulfill its obligations to make such Loan (any such Lender, a "Defaulting Lender") then, for so long as such failure shall continue, the Defaulting Lender shall (unless the Lessee and the Majority Lenders, determined as if the Defaulting Lender were not a "Lender", shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Loans, shall not be treated as a "Lender" when performing the computation of Majority Lenders or Majority Secured Parties, and shall have no rights under this Section 12.4; provided that any action taken pursuant to the second paragraph of this Section 12.4 shall not be effective as against the Defaulting Lender.

         If at a time when the conditions precedent set forth in the Operative Agreements to any Holder Advance are, in the opinion of the Majority Holders, satisfied, any Holder shall fail to fulfill its obligations to make such Holder Advance (any such Holder, a "Defaulting Holder") then, for so long as such failure shall continue, the Defaulting Holder shall (unless the Lessee and the Majority Holders, determined as if the Defaulting Holder were not a "Holder", shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Holder Advances, shall not be treated as a "Holder" when performing the computation of Majority Holders or Majority Secured Parties, and shall have no rights under this Section 12.4; provided that any action taken pursuant to the second paragraph of this Section 12.4 shall not be effective as against the Defaulting Holder.

         12.5.    HEADINGS, ETC.
                  -------------

         The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         12.6.    PARTIES IN INTEREST.
                  -------------------

         Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

         12.7.    GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY
                  ---------------------------------------------------------
                  TRIAL; VENUE.
                  ------------

                  (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW). Any legal action or proceeding with respect to this Agreement or any other Operative Agreement may be brought in the courts of the State of North Carolina in Mecklenburg County or of the United States for the Western District of North Carolina and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 12.2, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

                  (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND
         UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY DISPUTE OR THIS AGREEMENT, ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  (c) Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Operative Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (d) Each party to this Agreement agrees that it shall not have a remedy of punitive or exemplary damages against any other party in any legal action or proceeding and hereby waives any right or claim to punitive or exemplary damages it has now or which may arise in the future in connection with any legal action or proceeding.

         12.8.    SEVERABILITY.
                  ------------

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12.9.    LIABILITY LIMITED.
                  -----------------

                  (a) The Lenders, the Agent, the Credit Parties, the Owner Trustee and the Holders each acknowledge and agree that the Owner Trustee is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement and to the extent otherwise provided in Section 6.1 of this Agreement), solely in its capacity as trustee under the Trust Agreement and not in its individual capacity and that the Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee, except for its own gross negligence or willful misconduct and as otherwise expressly provided herein or in the other Operative Agreements.

                  (b) Anything to the contrary contained in this Agreement, the Credit Agreement, the Notes or in any other Operative Agreement notwithstanding, no Exculpated Person shall be personally liable in any respect for any liability or obligation arising hereunder or in any other Operative Agreement including without limitation the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Agreement, the Notes, this Agreement, the Security Agreement or any of the other Operative Agreements. The Lenders, the Holders and the Agent agree that, in the event any remedies under any Operative Agreement are pursued, neither the Lenders, the Holders nor the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Trust Estate (excluding Excepted Payments) and the Credit Parties (with respect to the Credit Parties' obligations under the Operative Agreements); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate (excluding Excepted Payments) in respect of any and all liabilities, obligations and undertakings contained herein and/or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in any Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes and/or the Certificates arising under any Operative Agreement or secured by any Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): active waste knowingly committed by any Exculpated Person with respect to any Property, any fraud, gross negligence or willful misconduct on the part of any Exculpated Person;
         (iii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (A) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, (B) except for Excepted Payments, any deposits or any escrows or amounts owed by the Construction Agent under the Agency Agreement held by the Lessor or (C) except for Excepted Payments, any rent or other income received by the Lessor from any Credit Party that is not turned over to the Agent; or (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and rights and powers of the Agent under the Operative Agreements or to obtain a judgment against the Lessee's interest in the Properties or the Agent's rights and powers to obtain a judgment against the Lessor or any Credit Party (provided, that no deficiency judgment or other money judgment shall be enforced against any Exculpated Person except to the extent of the Lessor's interest in the Trust Estate (excluding Excepted Payments) or to the extent the Lessor may be liable as otherwise contemplated in clauses (ii) and (iii) of this Section 12.9(b)).

         12.10.   RIGHTS OF THE CREDIT PARTIES.
                  ----------------------------

         If at any time all obligations (i) of the Owner Trustee under the Credit Agreement, the Security Documents and the other Operative Agreements and
(ii) of the Credit Parties under the Operative Agreements have in each case been satisfied or discharged in full, then the Credit Parties shall be entitled to
(a) terminate the Lease and guaranty obligations under Section 6B and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to any of the Properties. Upon the termination of the Lease and
Section 6B pursuant to the foregoing clause (a), the Lessor shall transfer to the Lessee all of its right, title and interest free and clear of the Lien of the Lease, the Lien of the Security Documents and all Lessor Liens in and to any Properties then subject to the Lease and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

         12.11.   FURTHER ASSURANCES.
                  ------------------

         The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including without limitation the preparation, execution and filing of any and all Uniform Commercial Code financing statements, filings of Mortgage Instruments and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including without limitation any action specified in the preceding sentence), or (if the Owner Trustee shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement. In addition, in connection with the sale or other disposition of any Property or any portion thereof, the Lessee agrees to execute such instruments of conveyance as reasonably required in connection therewith.

         12.12.   CALCULATIONS UNDER OPERATIVE AGREEMENTS.
                  ---------------------------------------

         The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Owner Trustee shall be made by the Agent and that such calculations and determinations shall be conclusive and binding on the parties hereto in the absence of manifest error.

         12.13.   CONFIDENTIALITY.
                  ---------------

         Each Financing Party severally agrees to use reasonable efforts to keep confidential all non-public information pertaining to any Credit Party or any of its Subsidiaries which is provided to it by any Credit Party or any of its Subsidiaries, and shall not intentionally disclose such information to any Person except:

                  (a) to the extent such information is public when received by such Person or becomes public thereafter due to the act or omission of any party other than such Person;

                  (b) to the extent such information is independently obtained from a source other than any Credit Party or any of its Subsidiaries and such information from such source is not, to such Person's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted;

                  (c) to counsel, auditors or accountants retained by any such Person or any Affiliates of any such Person (if such Affiliates are permitted to receive such information pursuant to clause (f) or (g) below), provided they agree to keep such information confidential as if such Person or Affiliate were party to this Agreement and to financial institution regulators, including examiners of any Financing Party or any Affiliate thereof in the course of examinations of such Persons;

                  (d) in connection with any litigation or the enforcement or preservation of the rights of any Financing Party under the Operative Agreements;

                  (e) to the extent required by any applicable statute, rule or regulation or court order (including without limitation, by way of subpoena) or pursuant to the request of any regulatory or Governmental Authority having jurisdiction over any such Person; provided, however, that such Person shall endeavor (if not otherwise prohibited by Law) to notify the Lessee prior to any disclosure made pursuant to this clause
         (e), except that no such Person shall be subject to any liability whatsoever for any failure to so notify the Lessee;

                  (f) any Financing Party may disclose such information to another Financing Party or to any Affiliate of a Financing Party that is a direct or indirect owner of any Financing Party;

                  (g) any Financing Party may disclose such information to an Affiliate of any Financing Party to the extent required in connection with the transactions contemplated hereby or to the extent such Affiliate is involved in, or provides advice or assistance to such Person with respect to, such transactions (provided, in each case that such Affiliate has agreed in writing to maintain confidentiality as if it were such Financing Party (as the case may be)); or

                  (h) to the extent disclosure to any other financial institution or other Person is appropriate in connection with any proposed or actual (i) assignment or grant of a participation by any of the Lenders of interests in the Credit Agreement or any Note to such other financial institution (who will in turn be required by the Agent to agree in writing to maintain confidentiality as if it were a Lender originally party to this Agreement) or (ii) assignment by any Holder of interests in the Trust Agreement to another Person (who will in turn be required by the transferring Holder to agree in writing to maintain confidentiality as if it were a Holder originally party to this Agreement).

         Subject to the terms of Sections 12.13(a)-12.13(h), under the terms of any one or more of which circumstances disclosure shall be permitted, each Financing Party severally agrees to use reasonable efforts to keep confidential all non-public information pertaining to the financing structure described in the unrecorded Operative Agreements.

         12.14.   FINANCIAL REPORTING/TAX CHARACTERIZATION.
                  ----------------------------------------

         Lessee agrees to obtain advice from its own accountants and tax counsel regarding the financial reporting treatment and the tax characterization of the transactions described in the Operative Agreements. Lessee further agrees that Lessee shall not rely upon any statement of any Financing Party or any of their respective Affiliates and/or Subsidiaries regarding any such financial reporting treatment and/or tax characterization.

         12.15.   SET-OFF.
                  -------

         In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders, the Holders, their respective Affiliates and any assignee or participant of a Lender or a Holder in accordance with the applicable provisions of the Operative Agreements are hereby authorized by the Credit Parties at any time or from time to time, without notice to the Credit Parties or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, time or demand, including without limitation indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, the Holders, their respective Affiliates or any assignee or participant of a Lender or a Holder in accordance with the applicable provisions of the Operative Agreements to or for the credit or the account of any Credit Party against and on account of the obligations of any Credit Party under the Operative Agreements irrespective of whether or not (a) the Lenders or the Holders shall have made any demand under any Operative Agreement or (b) the Agent shall have declared any or all of the obligations of any Credit Party under the Operative Agreements to be due and payable and although such obligations shall be contingent or unmatured. Notwithstanding the foregoing, neither the Agent nor any other Financing Party shall exercise, or attempt to exercise, any right of setoff, banker's lien, or the like, against any deposit account or property of any Credit Party held by the Agent or any other Financing Party, without the prior written consent of the Majority Secured Parties, and any Financing Party violating this provision shall indemnify the Agent and the other Financing Parties from any and all costs, expenses, liabilities and damages resulting therefrom. The contractual restriction on the exercise of setoff rights provided in the foregoing sentence is solely for the benefit of the Agent and the Financing Parties and may not be enforced by any Credit Party.


                            [signature pages follow]

                                                         Participation Agreement
                                                   Digital Hospital Trust 2001-1

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


CONSTRUCTION AGENT
------------------
AND LESSEE:
-----------
                                             HEALTHSOUTH MEDICAL CENTER, INC.,
                                             an Alabama corporation


                                             By: /s/ Malcolm E. McVay
                                                 -------------------------------
                                             Name: Malcolm E. McVay
                                                   -----------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------




                           [signature pages continued]

GUARANTOR:
----------

                                   HEALTHSOUTH CORPORATION, a Delaware
                                   corporation


                                   By: /s/ Malcolm E. McVay
                                       -----------------------------------------
                                   Name: Malcolm E. McVay
                                         ---------------------------------------
                                   Title: Executive Vice President and Treasurer
                                          --------------------------------------




                           [signature pages continued]

OWNER TRUSTEE AND
-----------------
LESSOR:                                      STATE STREET BANK AND TRUST
------                                       COMPANY OF CONNECTICUT, NATIONAL
                                             ASSOCIATION, not individually,
                                             except as expressly stated herein,
                                             but solely as Owner Trustee for
                                             Digital Hospital Trust 2001-1


                                             By: /s/ Deborah A. Ibrahim
                                                 -------------------------------
                                             Name: Deborah A. Ibrahim
                                                   -----------------------------
                                             Title: Assistant Secretary
                                                    ----------------------------


                           [signature pages continued]

THE AGENT AND
-------------
LENDERS:                                     FIRST UNION NATIONAL BANK, as a
-------                                      Lender and as the Agent


                                             By: /s/ Evander S. Jones, Jr.
                                                 -------------------------------
                                             Name: Evander S. Jones, Jr.
                                                   -----------------------------
                                             Title: Vice President
                                                    ----------------------------



                           [signature pages continued]

                                             DBAH CAPITAL, LLC, as a Lender


                                             By: /s/ John Cipriani
                                                 -------------------------------
                                             Name: John Cipriani
                                                   -----------------------------
                                             Title: Director
                                                    ----------------------------



                           [signature pages continued]

                                             JPMORGAN CHASE BANK, as a Lender


                                             By: /s/ Dawn Lee Lum
                                                 -------------------------------
                                             Name: Dawn Lee Lum
                                                   -----------------------------
                                             Title: Vice President
                                                    ----------------------------


                           [signature pages continued]

HOLDERS:                                  FIRST UNION NATIONAL BANK, as a Holder
-------


                                             By: /s/ Evander S. Jones, Jr.
                                                 -------------------------------
                                             Name: Evander S. Jones, Jr.
                                                   -----------------------------
                                             Title: Vice President
                                                    ----------------------------


                           [signature pages continued]

                                             DBAH CAPITAL, LLC, as a Holder


                                             By: /s/ John Cipriani
                                                 -------------------------------
                                             Name: John Cipriani
                                                   -----------------------------
                                             Title: Director
                                                    ----------------------------


                           [signature pages continued]

                                             CSL LEASING, INC., as a Holder


                                             By: /s/ James P. Donaghey
                                                 -------------------------------
                                             Name: James P. Donaghey
                                                   -----------------------------
                                             Title: Vice President
                                                    ----------------------------



                              [signature pages end]

--------------------------------------------------------------------------------

                                   Appendix A
                         Rules of Usage and Definitions

--------------------------------------------------------------------------------

                                I. Rules of Usage


The following rules of usage shall apply to this Appendix A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

         (a) Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

         (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

         (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

         (d) References to any Person shall include such Person, its successors, permitted assigns and permitted transferees.

         (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof.

         (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

         (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

         (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.


                                  Appendix A-1

         (i) References herein to "attorney's fees", "legal fees", "costs of counsel" or other such references shall be deemed to include the allocated cost of in-house counsel.

         (j) Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of the Operative Agreements and any amendments or exhibits thereto.

         (k) Capitalized terms used in any Operative Agreements which are not defined in this Appendix A but are defined in another Operative Agreement shall have the meaning so ascribed to such term in the applicable Operative Agreement.


                                 II. Definitions

         "ABR" shall mean, for any day, a rate per annum equal to the greater of
(a) the Prime Lending Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.5%). For purposes hereof: "Prime Lending Rate" shall mean the rate announced by the Agent from time to time as its prime lending rate as in effect from time to time. The Prime Lending Rate is a reference rate and is one of several interest rate bases used by the Agent and does not necessarily represent the lowest or most favorable rate offered by the Agent actually charged to any customer. Any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate. The Prime Lending Rate shall change automatically and without notice from time to time as and when the prime lending rate of the Agent changes. "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members or the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three
(3) Federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Lending Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Lending Rate or the Federal Funds Effective Rate, respectively.

         "ABR Holder Advance" shall mean a Holder Advance bearing a Holder Yield based on the ABR.

         "ABR Loans" shall mean Loans the rate of interest applicable to which is based upon the ABR.

         "Acceleration" shall have the meaning given to such term in Section 6 of the Credit Agreement.


                                  Appendix A-2

         "Accounts" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Acquisition Advance" shall have the meaning given to such term in
Section 5.3 of the Participation Agreement.

         "Acquisition Loan" shall mean any Loan made in connection with an Acquisition Advance.

         "Additional Incorporated Terms" shall have the meaning given to such term in Section 28.1 of the Lease.

         "Adjusted Property Cost" shall mean, for each Property, the Property Cost for such Property minus the Excluded Costs for such Property.

         "Advance" shall mean a Construction Advance or an Acquisition Advance.

         "Affiliate" shall mean, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person.

         "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient calculated at the then maximum marginal rates generally applicable to Persons of the same type as the recipients with respect to the receipt by the recipient of such amounts (less any tax savings realized as a result of the payment of the indemnified amount), such increased payment (as so reduced) is equal to the payment otherwise required to be made.

         "Agency Agreement" shall mean the Agency Agreement, dated on or about the Initial Closing Date between the Construction Agent and the Lessor.

         "Agency Agreement Event of Default" shall mean an "Event of Default" as defined in Section 5.1 of the Agency Agreement.

         "Agent" shall mean First Union National Bank, as agent for the Lenders pursuant to the Credit Agreement, or any successor agent appointed in accordance with the terms of the Credit Agreement and respecting the Security Documents, as agent for the Secured Parties.

         "Applicable Percentage" shall mean for [ABR Loans, ABR Holder Advances, Eurodollar Loans, Eurodollar Holder Advances and Unused Fees] the margin, expressed as a percentage per annum, set forth below determined (except with respect to Cash Secured Loans) according to the highest Rating of outstanding senior unsecured indebtedness of the Parent from time to time as specified in the table below (provided that in the event of a Rating split between Tiers, then the Tier next above the Tier corresponding to the lower Rating shall apply) or such margin as may otherwise be applicable for Cash Secured Loans:


                                  Appendix A-3


---------------------------------------------------------------------------------------------------------------------
                 Senior Unsecured Debt Rating                         ABR                    Eurodollar
                 ----------------------------            ABR         Holder     Eurodollar      Holder     Unused Fee
 Tier             S&P                  Moody's          Loans       Advances       Loans       Advances
---------------------------------------------------------------------------------------------------------------------
   I     Cash Secured Loans     Cash Secured Loans        0.0         n/a           40.0         n/a          15.0
---------------------------------------------------------------------------------------------------------------------
  II     BBB or greater         Baa2 or greater          12.5        112.5         112.5        212.5         25.0
---------------------------------------------------------------------------------------------------------------------
  III    BB+                    Ba1                      37.5        137.5         137.5        237.5         37.5
---------------------------------------------------------------------------------------------------------------------
  IV     less than BB+          less than Ba1            87.5        187.5         187.5        287.5         50.0
---------------------------------------------------------------------------------------------------------------------

Additionally, the following provisions shall apply to the Tranche A Loans and the Tranche A Unused Fee:

Tranche A Loans: The portion of Tranche A Loans in an amount equal to the aggregate of all Advances in excess of $60,000,000 (Cash Secured Loans) shall bear interest calculated at the rate applicable to such Advances set forth in Tier I. The remaining portion of the total Tranche A Loans shall bear interest at the rate applicable to the type of Tranche A Loan set forth in Tier II-IV according to the Rating.

Tranche A Unused Fee: Commitments in an amount equal to the unused Tranche A Commitments which if funded would be required to be Cash Secured Loans shall receive an Unused Fee calculated at the rate applicable to such Commitments set forth in Tier I. The difference between the aggregate unused Tranche A Commitments and the unused Tranche A Commitments which if funded would be required to be Cash Secured Loans shall receive an unused fee calculated at the rate applicable to such Commitments set forth in Tier II-IV according to the Rating.

The "Applicable Percentage" shall be determined by the Agent and for purposes of such determination: (i) no change in Rating shall be effective until the Agent receives notice or otherwise has notice knowledge thereof; and (ii) each change in the Applicable Percentage shall, subject to the terms of the immediately preceding subsection (i), be effective on and as of the date of each such change. Initially, the Applicable Percentage shall be at Tier III. If at any time either the Parent's senior unsecured debt is not rated by S&P or Moody's, then Tier IV shall apply.

         "Appraisal" shall mean, with respect to any Property, an appraisal to be delivered in connection with the Participation Agreement or in accordance with the terms of the Lease, in each case prepared by a reputable appraiser reasonably acceptable to the Agent, which in the judgment of counsel to the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements.

         "Appraisal Procedure" shall have the meaning given such term in Section
22.4 of the Lease.


                                  Appendix A-4

         "Approved Bank" shall have the meaning given to such term in the definition of "Cash Equivalents" in this Appendix A.

         "Approved State" shall mean each of the following: Alabama and any other state within the continental United States proposed by the Lessee and consented to in writing by the Agent.

         "Appurtenant Rights" shall mean (a) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land underlying the Improvements or the Improvements, including without limitation the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (b) all permits, licenses and rights, whether or not of record, appurtenant to such Land or the Improvements.

         "Assignment and Acceptance" shall mean the Assignment and Acceptance in the form attached to the Credit Agreement as EXHIBIT B.

         "Available Commitment" shall mean, as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate principal amount of all Loans made by such Lender as of such date after giving effect to Section 5.2(d) of the Participation Agreement (but without giving effect to any other repayments or prepayments of any Loans hereunder).

         "Available Holder Commitments" shall mean an amount equal to the excess, if any, of (a) the aggregate amount of the Holder Commitments over (b) the aggregate amount of the Holder Advances made since the Initial Closing Date after giving effect to Section 5.2(d) of the Participation Agreement (but without giving effect to any other repayments or prepayments of any Holder Advances).

         "Bankruptcy Code" shall mean Title 11 of the U. S. Code entitled "Bankruptcy," as now or hereafter in effect or any successor thereto.

         "Basic Documents" shall mean the following: the Participation Agreement, the Agency Agreement, the Trust Agreement, the Certificates, the Credit Agreement, the Notes, the Lease and the Security Agreement.

         "Basic Rent" shall mean, the sum of (a) the Loan Basic Rent and (b) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

         "Benefitted Lender" shall have the meaning specified in Section 9.10(a) of the Credit Agreement.

         "Bill of Sale" shall mean a Bill of Sale regarding Equipment in form and substance satisfactory to the Agent.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).


                                  Appendix A-5

         "Borrower" shall mean the Owner Trustee, not in its individual capacity but as Borrower under the Credit Agreement.

         "Borrowing Date" shall mean any Business Day specified in a notice delivered pursuant to Section 2.3 of the Credit Agreement as a date on which the Lessor requests the Lenders to make Loans thereunder.

         "Budgeted Total Property Cost" shall mean, at any date of determination with respect to any Construction Period Property, an amount equal to the aggregate amount which the Construction Agent in good faith expects to be expended in order to achieve Completion with respect to such Property.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or any other states from which the Agent, any Lender or any Holder funds or engages in administrative activities with respect to the transactions under the Operative Agreements are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capitalized Lease" shall mean, as applied to any Person, any lease of property (whether real, personal, tangible, intangible or mixed of such Person) by such Person as the lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Capital Stock" shall mean any nonredeemable capital stock of any Credit Party or any of its Subsidiaries or of any other applicable Person, whether common or preferred.

         "Cash Collateral" shall mean such cash and Cash Equivalents constituting the Cash Collateral Account pledged by the Lessee and maintained in a trust account with State Street Bank and Trust Company of Connecticut, National Association in accordance with the Cash Collateral Agreement.

         "Cash Collateral Account" shall mean the cash collateral account (including without limitation the deposits and certificates of deposit in such account) which is the subject of the Cash Collateral Agreement and held at the Cash Collateral Possessor.

         "Cash Collateral Agreement" shall mean that certain Cash Collateral Agreement by the Lessee and agreed and accepted by the Agent and the Cash Collateral Possessor, in substantially the form of Exhibit L attached to the Participation Agreement, with any modifications thereto being approved by the Majority Secured Parties.

         "Cash Collateral Agreement Event of Default" shall have the meaning specified in Section 3.1 of the Cash Collateral Agreement.


                                  Appendix A-6

         "Cash Collateral Possessor" shall mean an institution selected by the Lessee and approved by the Agent that is not an affiliate of any Credit Party or Financing Party.

         "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof).

         "Cash Secured Loan" shall mean those certain Tranche A Loans which the Lessee has secured dollar for dollar by making deposits in the Cash Collateral Account in accordance with Section 5.11 of the Participation Agreement and the Cash Collateral Agreement.

         "Casualty" shall mean any damage or destruction of all or any portion of the Property as a result of a fire or other casualty.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C.ss.9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

         "Certificate" shall mean a Certificate in favor of each Holder regarding the Holder Commitment of such Holder issued pursuant to the terms and conditions of the Trust Agreement in favor of each Holder.

         "Chattel Paper" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Claims" shall mean any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses (including without limitation reasonable attorney's fees and expenses) of any nature whatsoever.

         "Closing Date" shall mean the Initial Closing Date and each Property Closing Date.

         "Code" shall mean the Internal Revenue Code of 1986 together with rules and regulations promulgated thereunder, as amended from time to time, or any successor statute thereto.

         "Collateral" shall mean all assets of the Lessor, the Construction Agent and the Lessee, now owned or hereafter acquired, upon which a Lien is purported to be created by one or more of the Security Documents.

         "Commencement Date" shall have the meaning specified in Section 2.2 of the Lease.

         "Commitment" shall mean, as to any Lender, the Lender Commitment of such Lender.

         "Commitment Percentage" shall mean, as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of all of


                                  Appendix A-7
the Loans then outstanding), and such Commitment Percentage shall take into account both the Lender's Tranche A Commitment and the Lender's Tranche B Commitment.

         "Commitment Period" shall mean the period from and including the Initial Closing Date to and including the Construction Period Termination Date, or such earlier date as the Commitments shall terminate as provided in the Credit Agreement or the Holder Commitment shall terminate as provided in the Trust Agreement.

         "Company Obligations" shall mean the obligations of HEALTHSOUTH Medical Center, Inc. in any and all capacities under and with respect to the Operative Agreements and each Property.

         "Completion" shall mean, with respect to a Property, such time as the acquisition, installation, testing and final completion of the Improvements on such Property has been achieved in accordance with the Plans and Specifications, the Agency Agreement and/or the Lease, and in compliance with all Legal Requirements and Insurance Requirements and a certificate of occupancy has been issued with respect to such Property by the appropriate governmental entity (except if non-compliance, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect or if compliance with any of the foregoing is otherwise waived by the Agent upon instruction from the Majority Secured Parties). If the Lessor purchases a Property that includes existing Improvements that are to be immediately occupied by the Lessee without any improvements financed pursuant to the Operative Agreements, the date of Completion for such Property shall be the Property Closing Date.

         "Completion Date" shall mean, with respect to a Property, the date on which Completion for such Property has occurred.

         "Condemnation" shall mean any taking or sale of the use, access, occupancy, easement rights or title to any Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including without limitation an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, any Property or alter the pedestrian or vehicular traffic flow to any Property so as to result in a change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

         "Consolidated Subsidiary" shall mean, as to any Person, any Subsidiary of such Person which under the rules of GAAP consistently applied should have its financial results consolidated with those of such Person for purposes of financial accounting statements.

         "Construction Advance" shall mean an advance of funds to pay Property Costs pursuant to Section 5.4 of the Participation Agreement.


                                  Appendix A-8

         "Construction Agency Person" shall mean the Construction Agent and any Person that the Construction Agent directly or indirectly supervises, and any Affiliate of any of the foregoing.

         "Construction Agent" shall mean HEALTHSOUTH Medical Center, Inc., an Alabama corporation, as the construction agent under the Operative Agreements.

         "Construction Budget" shall mean the cost of acquisition, installation, testing, constructing and developing any Property as determined by the Construction Agent in its reasonable, good faith judgment.

         "Construction Commencement Date" shall mean, with respect to Improvements, the date on which construction of such Improvements commences pursuant to the Agency Agreement.

         "Construction Contract" shall mean any contract entered into between the Construction Agent or the Lessee with a Contractor for the construction of Improvements or any portion thereof on the Property.

         "Construction Loan" shall mean any Loan made in connection with a Construction Advance.

         "Construction Period" shall mean, with respect to a Property, the period commencing on the Construction Commencement Date for such Property and ending on the Completion Date for such Property.

         "Construction Period Property" means, at any date of determination, any Property as to which the Rent Commencement Date has not occurred on or prior to such date.

         "Construction Period Termination Date" shall mean (a) the earlier of
(i) the date that the Commitments have been terminated in their entirety in accordance with the terms of Section 2.5 of the Credit Agreement, (ii) the date that is thirty months after the Initial Closing Date, or (iii) with respect to any Property, the Completion Date for such Property or (b) such later date as shall be agreed in accordance with Section 12.4 of the Participation Agreement or as provided pursuant to Section 5.18(a) of the Participation Agreement.

         "Contract Provider" shall mean any Person who provides professional health care services under or pursuant to any contract with the Parent or any Subsidiary.

         "Contractor" shall mean each entity with whom the Construction Agent or the Lessee contracts to construct any Improvements or any portion thereof on the Property.

         "Control Agreement" shall mean that certain control agreement by and among the Lessee, the Agent and the Cash Collateral Possessor, in substantially the form of Exhibit M attached to the Participation Agreement, with any modifications thereto being approved by the Majority Secured Parties.


                                  Appendix A-9

         "Control Investment Affiliate" shall mean as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Credit Party, are treated as a single employer under Section 414 of the Code.

         "Co-Owner Trustee" shall have the meaning specified in Section 9.2 of the Trust Agreement.

         "Credit Agreement" shall mean the Credit Agreement, dated on or about the Initial Closing Date, among the Lessor, the Agent and the Lenders, as specified therein.

         "Credit Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Credit Agreement Event of Default.

         "Credit Agreement Event of Default" shall mean any event or condition defined as an "Event of Default" in Section 6 of the Credit Agreement.

         "Credit Documents" shall mean the Participation Agreement, the Credit Agreement, the Notes and the Security Documents.

         "Credit Parties" shall mean the Construction Agent, the Lessee and the Guarantor.

         "Deed" shall mean a warranty deed regarding the Land and/or Improvements in form and substance satisfactory to the Agent.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulting Holder" shall have the meaning given to such term in
Section 12.4 of the Participation Agreement.

         "Defaulting Lender" shall have the meaning given to such term in
Section 12.4 of the Participation Agreement.

         "Deficiency Balance" shall have the meaning given in Section 22.1(b) of the Lease Agreement.

         "Digital Hospital Property" shall mean that certain Property located in Birmingham, Alabama which was ground leased to the Lessor on or about the Initial Closing Date and which is described more particularly in Lease Supplement No. 1.


                                 Appendix A-10

         "Digital Hospital Trust 2001-1" shall mean the grantor trust created pursuant to the terms and conditions of the Trust Agreement.

         "Documents" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

         "Election Date" shall have the meaning given to such term in Section
20.1 of the Lease.

         "Election Notice" shall have the meaning given to such term in Section
20.1 of the Lease.

         "Employee Benefit Plan" or "Plan" shall mean an employee benefit plan (within the meaning of Section 3(3) of ERISA, including without limitation any Multiemployer Plan), or any "plan" as defined in Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect on any Closing Date.

         "Engagement Letter" shall mean the engagement letter dated October 25, 2001 addressed to Mr. Malcolm McVay, EVP & Treasurer of HEALTHSOUTH Corporation from Weston Garrett, Vice President of First Union Securities, Inc.

         "Environmental Claims" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Substance, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law, or other order of a Tribunal or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

         "Environmental Laws" shall mean any Law, permit, consent, approval, license, award, or other authorization or requirement of any Tribunal relating to emissions, discharges, releases, threatened releases of any Hazardous Substance into ambient air, surface water, ground water, publicly owned treatment works, septic system, or land, or otherwise relating to the handling, storage, treatment, generation, use, or disposal of Hazardous Substances, pollution or to the protection of health or the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., and state statutes analogous thereto.

         "Environmental Violation" shall mean any activity, occurrence or condition that violates or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to violate or results in or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law.


                                 Appendix A-11

         "Equipment" shall mean only the equipment, apparatus, furnishings, fixtures, fittings and personal property of every kind and nature necessary or typical for the operation of any Improvements, whenever purchased using the proceeds of the Loans or the Holder Advances and all improvements and modifications thereto and replacements thereof, whether or not now owned or hereafter acquired or now or subsequently attached to any Improvements, necessary or typical for the operation of any Improvements.

         "Equipment Schedule" shall mean (a) each Equipment Schedule attached to the applicable Requisition and (b) each Equipment Schedule attached to the applicable Lease Supplement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean each entity required to be aggregated with any Credit Party pursuant to the requirements of Section 414(b) or (c) of the Code.

         "Eurodollar Holder Advance" shall mean a Holder Advance bearing a Holder Yield based on the Eurodollar Rate.

         "Eurodollar Loans" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Percentage" shall mean for the Interest Period for each Eurodollar Loan or Eurodollar Holder Advance comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate page 3750 (or any successor thereto) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period. If for any reason such rate is not available, the term "Eurodollar Percentage" shall mean for the Interest Period for each Eurodollar Loan or Eurodollar Holder Advance comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%), appearing on the Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. ( London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). As used herein, "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) ("RMMRS"). If, for any reason, neither of such rates is available, then "Eurodollar Percentage" shall mean for the Interest Period for each Eurodollar Loan or Eurodollar Holder Advance comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), the rate per annum at which, as determined by the Agent, Dollars in an amount comparable to the Eurodollar


                                 Appendix A-12

Loans and Eurodollar Holder Advances then requested, converted, extended, or renewed, as the case may be, are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

         "Eurodollar Rate" shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Agent pursuant to the following formula:

                  Eurodollar Rate =       Eurodollar Percentage
                                    ------------------------------------
                                    1.00 - Eurodollar Reserve Percentage

         "Eurodollar Reserve Percentage" shall mean for any day as applied to a Eurodollar Loan or a Eurodollar Holder Advance, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed on eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

         "Event of Default" shall mean a Lease Event of Default, an Agency Agreement Event of Default, a Cash Collateral Agreement Event of Default or a Credit Agreement Event of Default.

         "Excepted Payments" shall mean:

                  (a) all indemnity payments (including without limitation indemnity payments made pursuant to Section 11 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which the Owner Trustee, any Holder or any of their respective Affiliates, agents, officers, directors or employees is entitled;

                  (b) any amounts (other than Basic Rent or Termination Value) payable under any Operative Agreement to reimburse the Owner Trustee, any Holder or any of their respective Affiliates (including without limitation the reasonable expenses of the Owner Trustee, the Trust Company and the Holders incurred in connection with any such payment) for performing or complying with any of the obligations of any Credit Party under and as permitted by any Operative Agreement;

                  (c) any amount payable to a Holder by any transferee of such interest of a Holder as the purchase price of such Holder's interest in the Trust Estate (or a portion thereof);

                  (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to the Agent or any Lender;


                                 Appendix A-13

                  (e) any insurance proceeds under policies maintained by the Owner Trustee or any Holder;

                  (f) Transaction Expenses or other amounts, fees, disbursements or expenses paid or payable to or for the benefit of the Owner Trustee;

                  (g) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (f) above; and

                  (h) any rights of either the Owner Trustee or the Trust Company to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts, provided that such rights shall not include the right to terminate the Lease.

         "Excess Proceeds" shall mean the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the Termination Value paid by the Lessee pursuant to the Lease with respect to such Casualty or Condemnation.

         "Excluded Cost" shall mean the sum of (a) the actual construction costs (net of insurance proceeds, but including the applicable deductible) necessary to repair and restore damage caused by a Force Majeure Event with respect to the Improvements to a Construction Period Property to the condition of such Improvements immediately prior to such Force Majeure Event plus (b) the Excluded Indemnity Amount.

         "Excluded Indemnity Amount" shall have the meaning given to such term in Section 11.7 of the Participation Agreement.

         "Exculpated Persons" shall mean the Trust Company (except with respect to the representations and warranties and the other obligations of the Trust Company pursuant to the Operative Agreements expressly undertaken in its individual capacity, including without limitation the representations and warranties of the Trust Company pursuant to Section 6.1 of the Participation Agreement, the obligations of the Trust Company pursuant to Section 8.2 of the Participation Agreement and the obligations of the Trust Company pursuant to the Trust Agreement), the Holders (except with respect to the obligations of the Holders pursuant to the Participation Agreement and the Trust Agreement expressly undertaken in their respective individual capacities), their officers, directors, shareholders and partners.

         "Exempt Payments" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

         "Expiration Date" shall mean the last day of the Term; provided, in no event shall the Expiration Date be later than the date that is seven (7) years and six (6) months after the Initial Closing Date, unless such later date has been expressly agreed to in writing by each of the Lessor, the Lessee, the Agent, the Lenders and the Holders.


                                 Appendix A-14

         "Extended Remarketing Period" shall have the meaning given to such term in Section 22.6 of the Lease.

         "Fair Market Sales Value" shall mean, with respect to any Property, the amount, which in any event, shall not be less than zero (0), that would be paid in cash in an arms-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, such Property. Fair Market Sales Value of any Property shall be determined based on the assumption that, except for purposes of Section 17 of the Lease, such Property is in the condition and state of repair required under Section 10.1 of the Lease and each Credit Party is in compliance with the other requirements of the Operative Agreements.

         "Federal Funds Effective Rate" shall have the meaning given to such term in the definition of ABR.

         "Financing Parties" shall mean the Lessor, the Owner Trustee, in its trust capacity, the Agent, the Holders and the Lenders.

         "Fixtures" shall mean all fixtures relating to the Improvements, including without limitation all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

         "Force Majeure Event" shall mean with respect to a Construction Period Property, any event beyond the control of the Lessee, Guarantor or any Construction Agency Person (the existence of which was not known on the Property Closing Date with respect to such Property, or would not reasonably have been expected to be discovered through the exercise of commercially reasonable due diligence, by the Lessee, Guarantor, or Construction Agency Person, taking into account the anticipated construction of Improvements and the contemplated use of such Property) including, but not limited to, general strikes (but not any strike or other job action involving employees of the Lessee, Guarantor or any Construction Agency Person), acts of God, government activities or inactivities directly interfering with the construction of the Improvements, inability to obtain labor or materials, civil commotion and enemy action; but excluding in all cases (a) any event, cause or condition that results from (i) an act or omission of Lessee, Guarantor or any Construction Agency Person, (ii) a breach by Lessee, Guarantor or any Construction Agency Person of its obligations or representations or warranties under the Operative Agreements or any other agreements to which it is a party, or (iii) from either the Lessee's, the Guarantor's or any Construction Agency Person's financial condition or failure to pay, (b) any event, cause or condition which could have been avoided or which could be remedied or mitigated through the exercise of commercially reasonable efforts or the expenditure of funds, (c) any event, cause or condition which Lessee certifies does not constitute a Force Majeure Event, or (d) any Full Recourse Event of Default.

         "Form W-8BEN" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.


                                 Appendix A-15

         "Form W-8ECI" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

         "Full Recourse Event of Default" shall mean any of the following:

                  (i) an Agency Agreement Event of Default arising in whole or in part as a consequence of any fraudulent act or omission of any Construction Agency Person in connection with the negotiation, execution, delivery, consummation and/or performance of any Operative Agreement or any other contractual agreement relating to the Property or the construction or work thereon;

                  (ii) an Agency Agreement Event of Default arising in whole or in part as a consequence of the misapplication of any Advance or any portion thereof or any other funds made available to, or on behalf of, Construction Agent or any other Construction Agency Person under any Operative Agreement;

                  (iii) an Agency Agreement Event of Default arising as a consequence of an Insolvency Event with respect to Construction Agent;

                  (iv) any Construction Agency Person shall willfully breach any of its respective obligations, covenants, representations or warranties under any Operative Agreement or any other contractual agreement or law relating to the Property or the construction or work thereon; or

                  (v) any Construction Agency Person shall commit any illegal act regarding any Property or otherwise causing any loss, cost or damage to any Financing Party.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

         "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operating of the Property.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.


                                 Appendix A-16

         "Ground Lease" shall mean a ground lease (in form and substance satisfactory to the Agent) respecting any Property (a) owned by any Credit Party (or a parent corporation or any Subsidiary of any Credit Party) and leased to the Lessor where such lease has at least a ninety-nine (99) year term and payments set at no more than $562,000.00 per year during the Term and no more than the fair market rental value thereafter, or (b) where such lease is subject to such other terms and conditions as are satisfactory to the Agent.

         "Guarantor" shall mean HEALTHSOUTH Corporation, a Delaware corporation.

         "Hard Costs" shall mean all costs and expenses payable for supplies, materials, labor and profit with respect to the Improvements under any Construction Contract.

         "Hazardous Substance" shall mean any of the following: (a) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (b) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or (c) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

         "HEALTHSOUTH" shall mean HEALTHSOUTH Medical Center, Inc., an Alabama corporation, and its successors and permitted assigns.

         "Holder Advance" shall mean any advance made by any Holder to the Owner Trustee pursuant to the terms of the Trust Agreement or the Participation Agreement.

         "Holder Amount" shall mean as of any date, the aggregate amount of Holder Advances made by each Holder to the Trust Estate pursuant to Section 2 of the Participation Agreement and Section 3.1 of the Trust Agreement less any payments of any Holder Advances received by the Holders pursuant to Section 3.4 of the Trust Agreement.

         "Holder Commitments" shall mean the Holder Commitment of each Holder as set forth in Schedule I to the Trust Agreement as such Schedule I may be amended and replaced from time to time.

         "Holder Fees" shall mean all fees paid in connection with Sections 7.6 and 7.7 of the Participation Agreement.

         "Holder Overdue Rate" shall mean the lesser of (a) the then current rate of Holder Yield respecting the particular amount in question plus two percent (2%) and (b) the highest rate permitted by applicable law.


                                 Appendix A-17

         "Holder Property Cost" shall mean with respect to a Property an amount equal to the outstanding Holder Advances with respect thereto.

         "Holder Unused Fee" shall have the meaning given to such term in
Section 7.4 of the Participation Agreement.

         "Holder Yield" shall mean with respect to Holder Advances from time to time either the Eurodollar Rate plus the Applicable Percentage or the ABR plus the Applicable Percentage as elected by the Owner Trustee from time to time with respect to such Holder Advances in accordance with the terms of the Trust Agreement; provided, however, (a) upon delivery of the notice described in
Section 3.7(c) of the Trust Agreement, the outstanding Holder Advances of each Holder shall bear a yield at the ABR plus the Applicable Percentage applicable from time to time from and after the dates and during the periods specified in
Section 3.7(c) of the Trust Agreement, and (b) upon the delivery by a Holder of the notice described in Section 11.3(e) of the Participation Agreement, the Holder Advances of such Holder shall bear a yield at the ABR plus the Applicable Percentage applicable from time to time after the dates and during the periods specified in Section 11.3(e) of the Participation Agreement.

         "Holders" shall mean First Union National Bank and shall include the other banks and financial institutions which may be from time to time holders of Certificates in connection with the Digital Hospital Trust 2001-1.

         "Impositions" shall mean any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("Taxes") including but not limited to (i) real and personal property taxes, including without limitation personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) excise taxes; (iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees; (vi) assessments on any Property, including without limitation all assessments for public Improvements or benefits, whether or not such improvements are commenced or completed within the Term; and (vii) taxes, Liens, assessments or charges asserted, imposed or assessed by the PBGC or any governmental authority succeeding to or performing functions similar to, the PBGC; and in each case all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) any Property or any part thereof or interest therein; (b) the leasing, financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, sale, transfer of title, return or other disposition of such Property or any part thereof or interest therein; (c) the Notes, other indebtedness with respect to any Property, or the Certificates, or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (e) the Operative Agreements, the performance thereof, or any payment made or accrued pursuant


                                 Appendix A-18
thereto; (f) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof;
(g) any contract (including the Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes or the Certificates; (i) the Owner Trustee, the Trust or the Trust Estate; or (j) otherwise in connection with the transactions contemplated by the Operative Agreements.

         "Improvements" shall mean, with respect to the construction, renovations and/or Modifications on any Land, all buildings, structures, Fixtures, and other improvements of every kind existing at any time and from time to time on or under the Land purchased or otherwise acquired using the proceeds of the Loans or the Holder Advances or which is subject to a Ground Lease, together with any and all appurtenances to such buildings, structures or improvements, including without limitation sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including without limitation all Modifications and other additions to or changes in the Improvements at any time, including without limitation (a) any Improvements existing as of the Property Closing Date as such Improvements may be referenced on the applicable Requisition and (b) any Improvements made subsequent to such Property Closing Date.

         "Incorporated Covenants" shall have the meaning given to such term in
Section 28.1 of the Lease.

         "Incorporated Representations and Warranties" shall have the meaning given to such term in Section 28.1 of the Lease.

         "Indebtedness" of a Person shall mean, without duplication, such
Person's:

                  (a) obligations for borrowed money;

                  (b) obligations representing the deferred purchase price of Property (whether real, personal, tangible, intangible or mixed) or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade);

                  (c) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person;

                  (d) obligations which are evidenced by notes, acceptances or other instruments;

                  (e) Capitalized Lease obligations and the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP;


                                 Appendix A-19

                  (f) net liabilities under interest rate swap, exchange or cap agreements; and

                  (g) contingent obligations.

         "Indemnified Person" shall mean the Lessor, the Owner Trustee, in its individual and its trust capacity, the Trust, the Trust Company, the Agent, First Union Securities, Inc., the Holders, the Lenders and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

         "Indemnity Provider" shall mean, respecting each Property, the Lessee and during the Construction Period, the Construction Agent.

         "Ineligible Person" shall have the meaning given to such term in
Section 30.15 of the Lease.

         "Initial Closing Date" shall mean December 28, 2001.

         "Insolvency Event" shall mean each event described in Sections 17.1(g),
(h), (i), and/or (j) of the Lease Agreement.

         "Instruments" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Insurance Requirements" shall mean all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee or required by the Agency Agreement to be maintained by the Construction Agent, and all requirements of the issuer of any such policy and, regarding self insurance, any other requirements of the Lessee.

         "Interest Period" shall mean during the Commitment Period as to any Eurodollar Loan or Eurodollar Holder Advance (i) with respect to the initial Interest Period, the period beginning on the date of the first Eurodollar Loan and Eurodollar Holder Advance and ending one (1) month thereafter, and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Advance and ending one (1) month thereafter and for Interest Periods commencing after the Commitment Period, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Advance and ending one (1) month, two (2) months, three (3) months or (to the extent available to all Lenders and all Holders) six (6) months thereafter, as selected by the Lessor by irrevocable notice to the Agent (in the case of a Eurodollar Loan) or by the Owner Trustee (in the case of a Eurodollar Holder Advance) in each case not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following: (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Maturity Date or the Expiration Date, as the case may be and (C) where an Interest Period begins on a day for which there


                                 Appendix A-20
is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month, (D) there shall not be more than two (2) Interest Periods outstanding during the Commitment Period and more than four (4) Interest Periods outstanding at any one (1) time after the Commitment Period.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

         "Land" shall mean a parcel of real property described on (a) the Requisition issued by the Construction Agent on the Property Closing Date relating to such parcel and (b) the schedules to each applicable Lease Supplement executed and delivered in accordance with the requirements of Section
2.4 of the Lease.

         "Land Cost" shall have the meaning specified in Section 5.4 of the Agency Agreement.

         "Law" shall mean any statute, law, ordinance, regulation, rule, directive, order, writ, injunction or decree of any Tribunal.

         "Lease" or "Lease Agreement" shall mean the Lease Agreement dated on or about the Initial Closing Date, between the Lessor and the Lessee, together with any Lease Supplements thereto.

         "Lease Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

         "Lease Event of Default" shall have the meaning specified in Section
17.1 of the Lease.

         "Lease Supplement" shall mean each Lease Supplement substantially in the form of Exhibit A to the Lease, together with all attachments and schedules thereto.

         "Legal Requirements" shall mean all foreign, federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Owner Trustee, any Holder, the Lessor, any Credit Party, the Agent, any Lender or any Property, Land, Improvement, Equipment or the taxation, demolition, construction, use or alteration of such Improvements, whether now or hereafter enacted and in force, including without limitation any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including without limitation all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. ss. 12101 et. seq., and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including without limitation all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to any Credit Party affecting any Property or the Appurtenant Rights.


                                 Appendix A-21

         "Lender Commitments" shall mean the Lender Commitment of each Lender as set forth in Schedule 2.1 to the Credit Agreement as such Schedule 2.1 may be amended and replaced from time to time.

         "Lender Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdiction in order to procure a security interest in favor of the Agent in the Collateral subject to the Security Documents.

         "Lender Unused Fee" shall have the meaning given to such term in
Section 7.4 of the Participation Agreement.

         "Lenders" shall mean First Union National Bank and shall include the other banks and financial institutions which may be from time to time party to the Participation Agreement and the Credit Agreement.

         "Lessee" shall mean HEALTHSOUTH Medical Center, Inc., an Alabama corporation, as the lessee under the Operative Agreements.

         "Lessor" shall mean the Owner Trustee, as the lessor under the Operative Agreements.

         "Lessor Basic Rent" shall mean the scheduled Holder Yield due on the Holder Advances on any Scheduled Interest Payment Date pursuant to the Trust Agreement (but not including interest on (a) any such scheduled Holder Yield due on the Holder Advances prior to the Rent Commencement Date with respect to the Property to which such Holder Advances relate or (b) overdue amounts under the Trust Agreement or otherwise).

         "Lessor Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdictions in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement or a mortgage.

         "Lessor Lien" shall mean any Lien arising as a result of (a) any claim against the Lessor or the Trust Company, in its individual capacity, not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor or the Trust Company, in its individual capacity, which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Lessor or the Trust Company, in its individual capacity, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Lessor or the Trust Company, in its individual capacity, pursuant to Section 11 of the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Properties, the Trust Estate or the Operative Agreements other than the transfer of title to or possession of any Properties by the Lessor pursuant to and in accordance with the Lease, the Credit Agreement, the Security Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Article XVII of the Lease.


                                 Appendix A-22

         "Lessor Obligations" shall mean the obligations of State Street Bank and Trust Company of Connecticut, National Association, as Owner Trustee in any and all capacities under and with respect to the Operative Agreements and each Property.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, option or charge of any kind.

         "Loan Basic Rent" shall mean the scheduled interest due on the Loans on any Scheduled Interest Payment Date pursuant to the Credit Agreement (but not including interest on (a) any such Loan due prior to the Rent Commencement Date with respect to the Property to which such Loan relates or (b) any overdue amounts under Section 2.8(b) of the Credit Agreement or otherwise).

         "Loan Property Cost" shall mean, with respect to each Property at any date of determination, an amount equal to (a) the aggregate principal amount all Loans (including without limitation all Acquisition Loans and Construction Loans) made on or prior to such date with respect to such Property minus (b) the aggregate amount of prepayments or repayments as the case may be of the Loans allocated to reduce the Loan Property Cost of such Property pursuant to Section 2.6(c) of the Credit Agreement.

         "Loans" shall mean the loans extended pursuant to the Credit Agreement and shall include both the Tranche A Loans and the Tranche B Loans.

         "Majority Holders" shall mean at any time, Holders whose Holder Advances outstanding represent at least fifty-one percent (51%) of (a) the aggregate Holder Advances outstanding or (b) to the extent there are no Holder Advances outstanding, the aggregate Holder Commitments.

         "Majority Lenders" shall mean (a) prior to the Note Acquisition Date, Lenders whose Loans outstanding represent at least fifty-one percent (51%) of
(i) the aggregate Loans outstanding or (ii) to the extent there are no Loans outstanding, the aggregate of the Lender Commitments and (b) on or after the Note Acquisition Date, Tranche B Lenders and Tranche A Lenders other than any Credit Party or any of their Affiliates or any assignee thereof, if any, whose Loans outstanding represent at least fifty-one percent (51%)of the aggregate Loans outstanding, except Loans held by any Credit Party or any of their Affiliates or any assignee thereof.

         "Majority Secured Parties" shall mean (a) prior to the Note Acquisition Date, Lenders and Holders whose Loans and Holder Advances outstanding represent at least fifty-one percent (51%) of (i) the aggregate Advances outstanding or
(ii) to the extent there are no Advances outstanding, the sum of the aggregate Holder Commitments plus the aggregate Lender Commitments and (b) on or after the Note Acquisition Date, Holders, Tranche B Lenders and Tranche A Lenders other than any Credit Party or any of their Affiliates or any assignee thereof, if any, whose Holder Advances and Loans represent at least fifty-one percent (51%)of the aggregate Advances outstanding, except Loans held by any Credit Party; or any of their Affiliates or any assignee thereof.


                                 Appendix A-23

         "Marketing Period" shall mean, if the Lessee has given a Sale Notice in accordance with Section 20.1 of the Lease, the period commencing on the date such Sale Notice is given and ending on the Expiration Date.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or operations of the Credit Parties (on a consolidated basis), (b) the ability of any Credit Party to perform its respective obligations under any Operative Agreement to which it is a party, (c) the validity or enforceability of any Operative Agreement or the rights and remedies of the Agent, the Lenders, the Holders, or the Lessor thereunder, (d) the validity, priority or enforceability of any Lien on any Property created by any of the Operative Agreements, or (e) the value, utility or useful life of any Property or the use, or ability of the Lessee to use, any Property for the purpose for which it was intended.

         "Maturity Date" shall mean the Expiration Date or to the extent there is an Extended Remarketing Period, the date upon which a sale of the Properties occurs or if there is no such sale during the Extended Remarketing Period, the last day of such period.

         "Maximum Residual Guarantee Amount" shall mean an amount equal to the product of the aggregate Adjusted Property Cost for all Properties times eighty-five percent (85%) less the sum of accreted value of prepaid rent payments made by Lessee regarding a Construction Period Property in accordance with Section 3.3 of the Agency Agreement and Section 3.6 of the Lease.

         "Medicaid Certification" means certification by the Healthcare Financing Administration (HCFA) or a state agency or entity under contract with the Healthcare Financing Administration (HCFA) that a health care operation is in compliance with all the conditions of participation set forth in the Medicaid Regulations.

         "Medicaid Provider Agreement" means an agreement entered into between a state agency or other entity administering the Medicaid program and a health care operation under which the health care operation agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

         "Medicaid Regulations" means, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto; (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above;
(iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and
(iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes


                                 Appendix A-24
described in clause (ii) above, in each case as may be amended, supplemented or otherwise modified from time to time.

         "Medicare Certification" means certification by HCFA or a state agency or entity under contract with HCFA that a health care operation is in compliance with all the conditions of participation set forth in the Medicare Regulations.

         "Medicare Provider Agreement" means an agreement entered into between a state agency or other entity administering the Medicare program and a health care operation under which the health care operation agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

         "Medicare Regulations" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including without limitation, Health and Human Services ("HHS"), HCFA, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

         "Modifications" shall have the meaning specified in Section 11.1(a) of the Lease.

         "Moody's" shall mean Moody's Investor Service, Inc.

         "Mortgage Instrument" shall mean any mortgage, deed of trust or any other instrument executed by the Owner Trustee and the Lessee (or regarding any Property subject to a Ground Lease, the applicable Affiliate of the Lessee) in favor of the Agent (for the benefit of the Lenders and the Holders) and evidencing a Lien on the Property, in form and substance reasonably acceptable to the Agent.

         "Multiemployer Plan" shall mean any plan described in Section 4001(a)(3) of ERISA to which contributions are or have been made or required by any Credit Party or any of its Subsidiaries or ERISA Affiliates.

         "Multiple Employer Plan" shall mean a plan to which any Credit Party or any ERISA Affiliate and at least one (1) other employer other than an ERISA Affiliate is making or accruing an obligation to make, or has made or accrued an obligation to make, contributions.

         "New Facility" shall have the meaning given to such term in Section
28.1 of the Lease.

         "Note Acquisition Date" shall mean the date upon which the Lessee acquires the Tranche A Note pursuant to Section 8.3(w) of the Participation Agreement.


                                 Appendix A-25

         "Notes" shall mean those notes issued to the Lenders pursuant to the Credit Agreement and shall include both the Tranche A Notes and the Tranche B Notes.

         "Obligations" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Officer's Certificate" with respect to any person shall mean a certificate executed on behalf of such person by a Responsible Officer who has made or caused to be made such examination or investigation as is necessary to enable such Responsible Officer to express an informed opinion with respect to the subject matter of such Officer's Certificate.

         "Operative Agreements" shall mean the following: the Participation Agreement, the Agency Agreement, the Trust Agreement, the Certificates, the Credit Agreement, the Notes, the Lease, the Lease Supplements (and memoranda of the Lease and each Lease Supplement in a form reasonably acceptable to the Agent), the Security Agreement, the Mortgage Instruments, the Cash Collateral Agreement, the Control Agreement, the other Security Documents, the Ground Leases, the Deeds and the Bills of Sale and any and all other agreements, documents and instruments executed in connection with any of the foregoing.

         "Original Executed Counterpart" shall have the meaning given to such term in Section 5 of Exhibit A to the Lease.

         "Overdue Interest" shall mean any interest payable pursuant to Section 2.8(b) of the Credit Agreement.

         "Overdue Rate" shall mean (a) with respect to the Loan Basic Rent, and any other amount owed under or with respect to the Credit Agreement or the Security Documents, the rate specified in Section 2.8(b) of the Credit Agreement, (b) with respect to the Lessor Basic Rent, the Holder Yield and any other amount owed under or with respect to the Trust Agreement, the Holder Overdue Rate, and (c) with respect to any other amount, the amount referred to in clause (y) of Section 2.8(b) of the Credit Agreement.

         "Owner Trustee," "Borrower" or "Lessor" shall mean State Street Bank and Trust Company of Connecticut, National Association, not individually, except as expressly stated in the various Operative Agreements, but solely as Owner Trustee for Digital Hospital Trust 2001-1, and any successor, replacement and/or additional Owner Trustee expressly permitted under the Operative Agreements.

         "Parent" shall mean HEALTHSOUTH Corporation, a Delaware corporation.

         "Parent Credit Agreement" shall mean that certain credit agreement dated as of June 23, 1998 between the Parent, Bank of America, National Association (formerly NationsBank, National Association), as the administrative agent and the lenders party thereto from time to time, as such may hereafter be amended, modified, supplemented, restated and/or replaced from time to time.


                                 Appendix A-26

         "Parent Credit Agreement Event of Default" shall mean an Event of Default as defined in Article IX of the Parent Credit Agreement.

         "Participant" shall have the meaning given to such term in Section 9.7 of the Credit Agreement.

         "Participation Agreement" shall mean the Participation Agreement dated on or about the Initial Closing Date, among the Lessee, the Guarantor, the Owner Trustee, not in its individual capacity except as expressly stated therein, the Holders, the Lenders and the Agent.

         "Payment Date" shall mean any Scheduled Interest Payment Date and any date on which interest or Holder Yield in connection with a prepayment of principal on the Loans or of the Holder Advances is due under the Credit Agreement or the Trust Agreement.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA or any successor thereto.

         "Pension Plan" shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a Multiemployer Plan), and to which any Credit Party or any ERISA Affiliate may have any liability, including without limitation any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Permitted Facility" shall mean a digital hospital and medical office building fit for commercial operation.

         "Permitted Liens" shall mean:

                  (a) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements;

                  (b) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease for no longer than the duration of the Lease;

                  (c) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 13.1 of the Lease;

                  (d) Liens arising by operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than thirty (30) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;


                                 Appendix A-27

                  (e) Liens of any of the types referred to in clause (d) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor and the Agent have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens;

                  (f) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section
         13.1 of the Lease;

                  (g) Liens described in the title policy delivered pursuant to
         Section 5.3(g) of the Participation Agreement and Liens granted pursuant to Section 8.5 of the Participation Agreement; and

                  (h) Lessor Liens.

         "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other entity.

         "Plans and Specifications" shall mean, with respect to Improvements, the plans and specifications for such Improvements to be constructed or already existing, as such Plans and Specifications may be amended, modified or supplemented from time to time in accordance with the terms of the Operative Agreements.

         "Prime Lending Rate" shall have the meaning given to such term in the definition of ABR.

         "Property" shall mean, with respect to each Permitted Facility that is (or is to be) acquired, constructed and/or renovated pursuant to the terms of the Operative Agreements, the Land and each item of Equipment and the various Improvements, in each case located on such Land, including without limitation each Construction Period Property, each Property subject to a Ground Lease and each Property for which the Term has commenced.

         "Property Acquisition Cost" shall mean the cost to the Lessor to purchase a Property on a Property Closing Date.

         "Property Closing Date" shall mean the date on which the Lessor purchases or ground leases a Property or, with respect to the first Advance, the date on which the Lessor seeks reimbursement for Property previously purchased by the Lessor.


                                 Appendix A-28

         "Property Cost" shall mean with respect to a Property the aggregate amount (and/or the various items and occurrences giving rise to such amounts) of the Loan Property Cost plus the Holder Property Cost for such Property (as such amounts shall be increased equally among all Properties, including, without limitation, all Construction Period Properties and all Properties subject to a Lease Supplement, respecting the Holder Advances and the Loans extended from time to time to pay for the Transaction Expenses, fees, expenses, disbursements, indemnity payments and other amounts pursuant to the Operative Agreements).

         "Purchase Option" shall have the meaning given to such term in Section
20.1 of the Lease.

         "Purchasing Lender" shall have the meaning given to such term in
Section 9.8(a) of the Credit Agreement.

         "Rating" means the rating of senior unsecured debt of the Parent in effect at any time which rating is made by either of Moody's or S&P.

         "Register" shall have the meaning given to such term in Section 9.9(a) of the Credit Agreement.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

         "Renewal Term" shall have the meaning given to such term in Section 2.2 of the Lease.

         "Rent" shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

         "Rent Commencement Date" shall mean, regarding each Property, the Completion Date.


                                 Appendix A-29

         "Reportable Event" shall have the meaning specified in ERISA.

         "Requested Funds" shall mean any funds requested by the Lessee or the Construction Agent, as applicable, in accordance with Section 5 of the Participation Agreement.

         "Requisition" shall have the meaning specified in Section 4.2 of the Participation Agreement.

         "Responsible Officer" shall mean the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer, except that when used with respect to the Trust Company or the Owner Trustee, "Responsible Officer" shall also include the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trust Company or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "S&P" shall mean Standard & Poor's Rating Group, a division of The McGraw Hill Companies.

         "Sale Date" shall mean the Expiration Date.

         "Sale Notice" shall mean a notice given to the Lessor in connection with the election by the Lessee of its Sale Option.

         "Sale Option" shall have the meaning given to such term in Section 20.1 of the Lease.

         "Scheduled Interest Payment Date" shall mean (a) as to any Eurodollar Loan or Eurodollar Holder Advance, the last day of the Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Advance (or respecting any Eurodollar Loan or Eurodollar Holder Advance having an Interest Period of six (6) months, the three (3) month anniversary of such Interest Period), (b) as to any ABR Loan or any ABR Holder Advance, the fifteenth day of each month, unless such day is not a Business Day and in such case on the next occurring Business Day and (c) as to all Loans and Holder Advances, the date of any voluntary or involuntary payment, prepayment, return or redemption, and the Maturity Date or the Expiration Date, as the case may be.

         "Secured Parties" shall have the meaning given to such term in the Security Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.


                                 Appendix A-30

         "Security Agreement" shall mean the Security Agreement dated on or about the Initial Closing Date between the Lessor and the Agent, for the benefit of the Secured Parties, and accepted and agreed to by the Lessee.

         "Security Documents" shall mean the collective reference to the Security Agreement the Cash Collateral Agreement, the Control Agreement, the Mortgage Instruments, (to the extent the Lease is construed as a security instrument) the Lease, the UCC Financing Statements and all other security documents hereafter delivered to the Agent granting a lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessor under the Operative Agreements or to secure any guarantee of any such obligations and liabilities or to secure the obligations and liabilities of the Construction Agent and/or the Lessee- under the Operative Agreements or to secure any guarantee of any such obligations and liabilities.

         "Soft Costs" shall mean all costs which are ordinarily and reasonably incurred in relation to the acquisition, development, installation, construction, improvement and testing of the Properties other than Hard Costs, including without limitation structuring fees, administrative fees, legal fees, upfront fees, fees and expenses related to appraisals, title examinations, title insurance, document recordation, surveys, environmental site assessments, geotechnical soil investigations and similar costs and professional fees customarily associated with a real estate closing, the Lender Unused Fee, the Holder Unused Fee, fees and expenses of the Owner Trustee payable or reimbursable under the Operative Agreements and costs and expenses incurred pursuant to Sections 7.3(a) and 7.3(b) of the Participation Agreement.

         "Subsidiary" shall mean, as to any Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, or by one (1) or more Subsidiaries, or by such Person and one (1) or more Subsidiaries.

         "Supplemental Amounts" shall have the meaning given to such term in
Section 9.18 of the Credit Agreement.

         "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to the Lessor, the Trust Company, the Holders, the Agent, the Lenders or any other Person under the Lease or under any of the other Operative Agreements including without limitation payments of the Termination Value and the Maximum Residual Guarantee Amount and all indemnification amounts, liabilities and obligations.

         "Taxes" shall have the meaning specified in the definition of "Impositions".

         "Term" shall have the meaning specified in Section 2.2 of the Lease.

         "Termination Date" shall have the meaning specified in Section 16.2(a) of the Lease.


                                 Appendix A-31

         "Termination Event" shall mean (a) with respect to any Pension Plan, the occurrence of a Reportable Event or an event described in Section 4062(e) of ERISA, (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate a Plan or Multiemployer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA, (d) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC under Section 4042 of ERISA, (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (f) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan.

         "Termination Notice" shall have the meaning specified in Section 16.1 of the Lease.

         "Termination Value" shall mean the sum of (a) either (i) with respect to all Properties, an amount equal to the aggregate outstanding Property Cost for all the Properties, or (ii) with respect to a particular Property, an amount equal to the Property Cost allocable to such Property, plus (b) respecting the amounts described in each of the foregoing subclause (i) or (ii), as applicable, any and all accrued but unpaid interest on the Loans and any and all accrued and unpaid Holder Yield on the Holder Advances related to the applicable Property Cost, plus (c) to the extent the same is not duplicative of the amounts payable under clause (b) above, all other Rent and other amounts then due and payable or accrued under the Agency Agreement, Lease and/or under any other Operative Agreement (including without limitation amounts under Sections 11.1 and 11.2 of the Participation Agreement and all costs and expenses referred to in clause FIRST of Section 22.2 of the Lease).

         "Tranche A Commitments" shall mean the obligation of the Tranche A Lenders to make the Tranche A Loans to the Lessor in an aggregate principal amount at any one (1) time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche A Lender's name on Schedule 2.1 to the Credit Agreement, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; provided, no Tranche A Lender shall be obligated to make Tranche A Loans in excess of such Tranche A Lender's share of the Tranche A Commitments as set forth adjacent to such Tranche A Lender's name on Schedule 2.1 to Credit Agreement.

         "Tranche A Lenders" shall mean First Union National Bank and shall include the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche A Loans.

         "Tranche A Loans" shall mean the Loans made pursuant to the Tranche A Commitment.

         "Tranche A Note" shall have the meaning given to it in Section 2.2 of the Credit Agreement.

         "Tranche B Commitments" shall mean the obligation of the Tranche B Lenders to make the Tranche B Loans to the Lessor in an aggregate principal amount at any one (1) time outstanding not to exceed the aggregate of the


                                 Appendix A-32
amounts set forth opposite each Tranche B Lender's name on Schedule 2.1 to the Credit Agreement, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; provided, no Tranche B Lender shall be obligated to make Tranche B Loans in excess of such Tranche B Lender's share of the Tranche B Commitments as set forth adjacent to such Tranche B Lender's name on Schedule 2.1 to Credit Agreement.

         "Tranche B Lenders" shall mean First Union National Bank and shall include the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche B Loans.

         "Tranche B Loan" shall mean the Loans made pursuant to the Tranche B Commitment.

         "Tranche B Note" shall have the meaning given to it in Section 2.2 of the Credit Agreement.

         "Transaction Expenses" shall mean all Soft Costs and all other costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including without limitation all costs and expenses described in
Section 7.1 of the Participation Agreement and the following:

                  (a) the reasonable fees, out-of-pocket expenses and disbursements of counsel in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements;

                  (b) the reasonable fees, out-of-pocket expenses and disbursements of accountants for any Credit Party in connection with the transaction contemplated by the Operative Agreements;

                  (c) any and all other reasonable fees, charges or other amounts payable to the Lenders, the Agent, the Holders, the Owner Trustee or any broker which arises under any of the Operative Agreements;

                  (d) any other reasonable fee, out-of-pocket expenses, disbursement or cost of any party to the Operative Agreements or any of the other transaction documents; and

                  (e) any and all Taxes and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreements.


                                 Appendix A-33

         "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision agency, department, commission, board, bureau or instrumentality of a governmental body.

         "Trust" shall mean the Digital Hospital Trust 2001-1.

         "Trust Agreement" shall mean the Trust Agreement dated on or about the Initial Closing Date between the Holders and the Owner Trustee.

         "Trust Company" shall mean State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, and any successor owner trustee under the Trust Agreement in its individual capacity.

         "Trust Estate" shall have the meaning specified in Section 2.2 of the Trust Agreement.

         "Type" shall mean, as to any Loan, whether it is an ABR Loan or a Eurodollar Loan.

         "UCC Financing Statements" shall mean collectively the Lender Financing Statements and the Lessor Financing Statements.

         "Unanimous Vote Matters" shall have the meaning given it in Section
12.4 of the Participation Agreement.

         "Unfunded Amount" shall have the meaning specified in Section 3.2 of the Agency Agreement.

         "Unfunded Liability" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

         "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

         "Uninsurable Force Majeure Events" shall mean, subject to the next sentence, such events that are outside of the control of the Lessee, Guarantor or any Construction Agency Person for which no insurance was available on the Initial Closing Date. Uninsurable Force Majeure Events shall be permitted exclusions in the Lessee's builders all risk insurance policy and shall be limited to (a) governmental action including seizure or destruction of property by order of governmental authority (for reasons other than to prevent the spread of fire), (b) nuclear hazard, including nuclear reaction, radiation or radioactive contamination (provided, damage from loss by fire shall be insured), and (c) war and military action, including (i) war, including undeclared civil war, (ii) warlike action by a military force and (iii) insurrection, rebellion,


                                 Appendix A-34
revolution, usurped power, or action taken by governmental authority in hindering or defending against any of these.

         "United States Bankruptcy Code" shall mean Title 11 of the United States Code.

         "Unused Fee" shall mean, collectively, the Holder Unused Fee and the Lender Unused Fee.

         "Unused Fee Payment Date" shall mean the last Business Day of each December, March, June and September and the last Business Day of the Commitment Period, or such earlier date as the Commitments shall terminate as provided in the Credit Agreement or the Holder Commitment shall terminate as provided in the Trust Agreement.

         "Upfront Fee Letter" shall mean that certain upfront fee letter dated as of _________ addressed to Mr. Malcolm McVay, EVP & Treasurer of HEALTHSOUTH Corporation from [__________________, _________] of First Union Securities, Inc.

         "U.S. Person" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

         "U.S. Taxes" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

         "Withholdings" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

         "Wholly-Owned Entity" shall mean a Person all of the shares of capital stock or other ownership interest of which are owned by the Parent and/or one of its wholly-owned Subsidiaries or other wholly-owned entities.

         "Work" shall mean the furnishing of labor, materials, components, furniture, furnishings, fixtures, appliances, machinery, equipment, tools, power, water, fuel, lubricants, supplies, goods and/or services with respect to any Property.


                                 Appendix A-35